EXHIBIT 10.3

EXECUTION VERSION

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

JOINT ASSIGNMENT, ASSUMPTION AND AMENDMENT NO. 6 TO THE SERIES 2021-MSRVF1 REPURCHASE AGREEMENT, AMENDMENT NO. 5 TO THE SERIES 2021-MSRVF1 PRICING SIDE LETTER AND AMENDMENT NO. 5 TO THE SERIES 2021-MSRVF1 SIDE LETTER AGREEMENT

This JOINT ASSIGNMENT, ASSUMPTION AND AMENDMENT NO. 6 TO THE SERIES 2021-MSRVF1 REPURCHASE AGREEMENT, AMENDMENT NO. 5 TO THE SERIES 2021-MSRVF1 PRICING SIDE LETTER AND AMENDMENT NO. 5 TO THE SERIES 2021-MSRVF1 SIDE LETTER AGREEMENT (each as defined below), is entered into and effective as of June 28, 2024 (the “Effective Date”) (this “Amendment”), among NEXERA HOLDING LLC, as assigning buyer (the “Assigning Buyer”), PennyMac Loan Services, LLC (“PLS”), as seller (the “Seller”), ATLAS SECURITIZED PRODUCTS, L.P., as administrative agent (the “Administrative Agent”) and ATLAS SECURITIZED PRODUCTS FUNDING 2, L.P., as assignee buyer (the “Assignee Buyer”), and acknowledged by PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as guarantor (the “Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Series 2021-MSRVF1 Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Assigning Buyer and the Seller are parties to that certain (i) Series 2021-MSRVF1 Master Repurchase Agreement, dated as of April 28, 2021 (as amended by Amendment No. 1, dated September 8, 2021, Amendment No. 2, dated as of December 29, 2021, Amendment No. 3, dated as of March 16, 2023, Amendment No. 4, dated as of June 27, 2023, and Amendment No. 5, dated as of June 28, 2024, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-MSRVF1 Repurchase Agreement”), (ii) the related Series 2021-MSRVF1 Pricing Side Letter, dated as of April 28, 2021 (as amended by Amendment No. 1, dated as of May 31, 2022, Amendment No. 2, dated as of March 16, 2023, Amendment No. 3, dated as of June 27, 2023, and Amendment No. 4, dated as of June 28, 2024, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-MSRVF1 Pricing Side Letter”), and (iii) the related Series 2021-MSRVF1 Side Letter Agreement, dated as of April 28, 2021 (as amended by Amendment No. 1, dated as of December 7, 2021, Amendment No. 2, dated as of March 16, 2023, Amendment No. 3, dated as of June 27, 2023, and Amendment No. 4, dated as of June 28, 2024, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-MSRVF1 Side Letter Agreement” and together with the Series 2021-MSRVF1 Repurchase Agreement, the Series 2021-MSRVF1 Pricing Side Letter, the “Series 2021-MSRVF1 Repurchase Documents”);

WHEREAS, the Guarantor is party to that certain Guaranty, dated as of April 28, 2021 (as amended by Amendment No. 1, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “VFN Repo Guaranty”), by the Guarantor in favor of the Assigning Buyer;

WHEREAS, as a condition precedent to amending the Series 2021-MSRVF1 Repurchase Documents, the Assigning Buyer has required the Guarantor to ratify and affirm the VFN Repo Guaranty on the Effective Date;

WHEREAS, PFSI Issuer Trust - FMSR, as issuer (the “Issuer”), Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PLS, as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), and the Administrative Agent are parties to that certain Base Indenture, dated as of April 28, 2021 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Series 2021-MSRVF1 Indenture Supplement, dated as April 28, 2021 (as amended by Amendment No. 1, dated as of January 20, 2023, Amendment No. 2, dated as of March 16, 2023, Amendment No. 3, dated as of June 27, 2023, and Amendment No. 4, dated as of June 28, 2024, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-MSRVF1 Indenture Supplement” and together with the Base Indenture, the “Indenture”);

WHEREAS, upon the Effective Date the Assigning Buyer has agreed to assign, and the Assignee Buyer has agreed to acquire, all of the right, title and interest of the Assigning Buyer in and to the Series 2021-MSRVF1 Repurchase Documents and the other Program Agreements, and the Assignee Buyer has agreed to assume and undertake all obligations of the Assigning Buyer under the Series 2021-MSRVF1 Repurchase Documents and the other Program Agreements;

WHEREAS, pursuant to Section 10.3(e)(iii) of the Base Indenture, so long as any Note is Outstanding and until all obligations have been paid in full, PLS shall not consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent; and

WHEREAS, each Series 2021-MSRVF1 Repurchase Document is a Transaction Document.

NOW THEREFORE, the Administrative Agent, the Assigning Buyer, the Seller and the Assignee Buyer hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, as follows:

SECTION 1.Assignment and Assumption of Series 2021-MSRVF1 Repurchase Documents and other Program Agreements.
(a)The Assigning Buyer hereby irrevocably sells, assigns, grants, conveys and transfers to the Assignee Buyer all of Assigning Buyer’s right, title and interest in and to the Series 2021-MSRVF1 Repurchase Documents and each other Program Agreement (including all Obligations held by the Assigning Buyer). As of the Effective Date, the Assignee Buyer

unconditionally accepts such assignment and assumes all of the Assigning Buyer’s duties, liabilities, indemnities and obligations under the Series 2021-MSRVF1 Repurchase Documents and the other Program Agreements arising on or after the Effective Date, and agrees to pay, perform and discharge, as and when due, all of the duties, liabilities, indemnities and obligations of the Assigning Buyer under the Series 2021-MSRVF1 Repurchase Documents and the other Program Agreements arising on or after the Effective Date.
(b)The Assignee Buyer shall be substituted for the Assigning Buyer in the Series 2021-MSRVF1 Repurchase Documents and the other Program Agreements (subject to any consent of any Persons who are not parties hereto) and shall acquire all the rights and become obligated to perform all the duties, liabilities, indemnities and obligations of the Assigning Buyer that are hereby fully assigned to the Assignee Buyer.
(c)For the avoidance of doubt, the existing Transactions shall be continuing Transactions and shall not be considered terminated in any respect. The Seller hereby consents that as of the Effective Date, the Assignee Buyer shall be a Buyer under the Series 2021-MSRVF1 Repurchase Documents and the other Program Agreements and shall have the rights and obligations as a Buyer thereunder and shall be bound by the provisions thereof.  The Seller reaffirms any transfers, or grants of security interests in, any Repurchase Assets and/or any other collateral security pursuant to the Series 2021-MSRVF1 Repurchase Documents and other Program Agreements.
(d)Certain third parties (for example, trustees and servicers) are parties to certain of the Program Agreements that are not Series 2021-MSRVF1 Repurchase Documents (such Program Agreements, “Third Party Program Agreements”).  If the requisite parties have not entered into documentation necessary for the Assignee Buyer to acquire and assume the Assigning Buyer’s rights and obligations under any such Third Party Program Agreement on or before the Effective Date, the Assigning Buyer has agreed to assist the Assignee Buyer in order for the Assignee Buyer to indirectly obtain the rights and benefits of such Third Party Program Agreement until such documentation is entered into.
SECTION 2.Release of Assigning Buyer. As of the Effective Date, the Assigning Buyer shall be relieved of all obligations to perform under the Series 2021-MSRVF1 Repurchase Documents and shall be fully relieved of liability to any other party to this Amendment for which the facts and/or circumstances that led to or resulted in such obligation or liability arose on or after the Effective Date, in connection with the Series 2021-MSRVF1 Repurchase Documents.  Notwithstanding the foregoing, all indemnities and other protections in favor of the Assigning Buyer as set forth in the Series 2021-MSRVF1 Repurchase Documents shall survive as set forth therein. After the Effective Date, the Seller releases and forever discharges the Assigning Buyer, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations, for which the facts and/or circumstances that led to or resulted in such obligations arose on or after the Effective Date, in connection with the Series 2021-MSRVF1 Repurchase Documents and the other Program Agreements, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that such party has or may have against any of the foregoing persons, for which the facts and/or circumstances that led to or resulted in such actions, causes of action, suits, debts, damages, expenses, claims and demands arose on or after the Effective Date, in connection with the performance under the Series 2021-MSRVF1 Repurchase Documents or any other Program Agreement.
SECTION 3.Amendments to the Series 2021-MSRVF1 Repurchase Documents.  As of the Effective Date, the Series 2021-MSRVF1 Repurchase Agreement, the Series 2021-MSRVF1 Pricing Side Letter and the Series 2021-MSRVF1 Side Letter Agreement are hereby amended in their entirety to read as set forth on Exhibit A, Exhibit B, and Exhibit C respectively, which are incorporated herein.  By way of example, the deleted text will be reflected in the following matter: ~~stricken text~~; and the added text will be reflected in the following manner: double-underlined text.
SECTION 4.Affirmation of VFN Repo Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the VFN Repo Guaranty and acknowledges and agrees that the term “Obligations” as used in the VFN Repo Guaranty shall apply to all of the Obligations of the Seller to the Assignee Buyer under the Series 2021-MSRVF1 Repurchase Agreement, the Series 2021-MSRVF1 Pricing Side Letter and the Series 2021-MSRVF1 Side Letter Agreement and the related Program Agreements, as amended hereby.
SECTION 5.Conditions Precedent.  This Amendment shall become effective as of the Effective Date upon execution and delivery of this Amendment by the duly authorized officers of the parties hereto, subject to the satisfaction of the following conditions precedent (or waiver of any of the following conditions precedent by the Administrative Agent in its sole discretion), all of which shall be in form and substance acceptable to the Assigning Buyer and Assignee Buyer:
(a)Delivered Documents. Assigning Buyer and Assignee Buyer shall have received:
(i)this Amendment, duly executed by authorized signatories of the parties hereto; and
(ii)such other documents as the Administrative Agent or counsel thereto may reasonably request.

SECTION 6.Representations and Warranties.
(a)Each of the Seller and the Guarantor hereby represents and warrants to the Assignee Buyer that it is in compliance with all the terms and provisions set forth in the Series 2021-MSRVF1 Repurchase Agreement, the Series 2021-MSRVF1 Pricing Side Letter, the Series 2021-MSRVF1 Side Letter Agreement and the other Program Agreements on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and affirms the representations and warranties contained in Article III of the Series 2021-MSRVF1 Repurchase Agreement.
(b)The Assigning Buyer hereby represents and warrants to the Seller and the Guarantor that:

(i)	it has obtained all requisite authorizations, approvals or waivers and fulfilled any conditions precedent, including from Fannie Mae under the Acknowledgment Agreement if applicable, in order to execute the assignment contemplated under Section 1 of this Amendment; and
(ii)	it has performed all of its duties and obligations as Buyer under each Repurchase Document prior to the Effective Date.
SECTION 7.Further Assurances.
(a)The parties hereto agree, from time to time, to enter into such further agreements and to execute all such further instruments as may be reasonably necessary or desirable to give full effect to the terms of this Amendment and the assignment and assumption contemplated hereby.
SECTION 8.Waiver of Requirements under Series 2021-MSRVF1 Repurchase Documents and other Program Agreements.  To the extent any of the Series 2021-MSRVF1 Repurchase Documents or any of the other Program Agreements includes any notice or satisfaction of any condition to any of the transactions contemplated hereby, the requirement for such notice or satisfaction of any condition is hereby waived. By its execution hereof, the Seller hereby consents to the assignment set forth herein as required pursuant to Section 9.02(b) of the Series 2021-MSRVF1 Repurchase Agreement.
SECTION 9.Limited Effect.  Except as expressly amended and modified by this Amendment, each of the Series 2021-MSRVF1 Repurchase Agreement, the Series 2021-MSRVF1 Pricing Side Letter, the Series 2021-MSRVF1 Side Letter Agreement and the other Program Agreements shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 10.Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.
SECTION 11.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 12.GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN

CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE STATUTES OF LIMITATIONS AND OTHER PROCEDURAL LAWS THEREOF (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
12.1SECTION 12. Program Agreement. This Amendment is a Program Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NEXERA HOLDING LLC, as Assigning Buyer

By:	/s/ Steven M. Abreu
Name:	Steve Abreu
Title:	CEO

[PFSI Issuer Trust – FMSR – Joint Assignment, Assumption and Amendment to Series 2021-MSRVF1 Repurchase Documents (Nexera to Funding 2)]

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PFSI Issuer Trust – FMSR – Joint Assignment, Assumption and Amendment to Series 2021-MSRVF1 Repurchase Documents (Nexera to Funding 2)]

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Managing Director

ATLAS SECURITIZED PRODUCTS FUNDING 2, L.P., as Assignee Buyer

By: Atlas Securitized BKR 2, L.P., its general partner

By: Atlas Securitized FundingCo GP LLC, its general partner

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Managing Director

[PFSI Issuer Trust – FMSR – Joint Assignment, Assumption and Amendment to Series 2021-MSRVF1 Repurchase Documents (Nexera to Funding 2)]

ACKNOWLEDGED BY:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PFSI Issuer Trust – FMSR – Joint Assignment, Assumption and Amendment to Series 2021-MSRVF1 Repurchase Documents (Nexera to Funding 2)]

EXHIBIT A

SERIES 2021-MSRVF1 REPURCHASE AGREEMENT

[PFSI Issuer Trust – FMSR – Joint Assignment, Assumption and Amendment to Series 2021-MSRVF1 Repurchase Documents (Nexera to Funding 2)]

MASTER REPURCHASE AGREEMENT

among

ATLAS SECURITIZED PRODUCTS, L.P.,

as Administrative Agent

and

THE BUYERS FROM TIME TO TIME PARTY HERETO,

as Buyers

and

PENNYMAC LOAN SERVICES, LLC,

as Seller

Dated as of April 28, 2021

PFSI ISSUER TRUST – FMSR

MSR COLLATERALIZED NOTES, SERIES 2021-MSRVF1

[PFSI Issuer Trust – FMSR – Joint Assignment, Assumption and Amendment to Series 2021-MSRVF1 Repurchase Documents (Nexera to Funding 2)]

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS1

Section 1.01 Certain Defined Terms1

Section 1.02 Other Defined Terms9

ARTICLE II GENERAL TERMS10

Section 2.01 Transactions10

Section 2.02 Procedure for Entering into Transactions11

Section 2.03 Repurchase; Payment of Repurchase Price12

Section 2.04 Price Differential12

Section 2.05 Margin Maintenance13

Section 2.06 Payment Procedure13

Section 2.07 Application of Payments13

Section 2.08 Use of Purchase Price and Transaction Requests14

Section 2.09 Recourse14

Section 2.10 Requirements of Law14

Section 2.11 Taxes16

Section 2.12 Indemnity17

Section 2.13 Additional Balance and Additional Funding17

Section 2.14 Commitment Fee and Other Fees17

Section 2.15 Termination18

ARTICLE III REPRESENTATIONS AND WARRANTIES18

Section 3.01 Seller Existence18

Section 3.02 Licenses18

Section 3.03 Power18

Section 3.04 Due Authorization18

Section 3.05 Financial Statements19

Section 3.06 No Event of Default19

Section 3.07 Solvency20

Section 3.08 No Conflicts20

Section 3.09 True and Complete Disclosure20

Section 3.10 Approvals20

Section 3.11 Litigation20

Section 3.12 Material Adverse Change21

Section 3.13 Ownership21

Section 3.14 The Note21

Section 3.15 Taxes22

Section 3.16 Investment Company22

Section 3.17 Chief Executive Office; Jurisdiction of Organization22

Section 3.18 Location of Books and Records22

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Section 3.19 ERISA22

Section 3.20 Financing of Note and Additional Balances22

Section 3.21 Agreements22

Section 3.22 Other Indebtedness23

Section 3.23 No Reliance23

Section 3.24 Plan Assets23

Section 3.25 No Prohibited Persons23

Section 3.26 Compliance with 1933 Act23

Section 3.27 Anti-Money Laundering Laws23

ARTICLE IV CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST24

Section 4.01 Ownership24

Section 4.02 Security Interest24

Section 4.03 Further Documentation25

Section 4.04 Changes in Locations, Name, etc25

Section 4.05 Performance by Buyer of Seller’s Obligations25

Section 4.06 Proceeds26

Section 4.07 Remedies26

Section 4.08 Limitation on Duties Regarding Preservation of Repurchase Assets27

Section 4.09 Powers Coupled with an Interest27

Section 4.10 Release of Security Interest27

Section 4.11 Reinstatement27

Section 4.12 Subordination28

ARTICLE V CONDITIONS PRECEDENT28

Section 5.01 Initial Transaction28

Section 5.02 All Transactions29

Section 5.03 Closing Subject to Conditions Precedent30

ARTICLE VI COVENANTS32

Section 6.01 Litigation32

Section 6.02 Prohibition of Fundamental Changes33

Section 6.03 Monthly Reporting33

Section 6.04 No Adverse Claims33

Section 6.05 Assignment33

Section 6.06 Security Interest33

Section 6.07 Records33

Section 6.08 Books34

Section 6.09 Approvals34

Section 6.10 Material Change in Business34

Section 6.11 Distributions34

Section 6.12 Applicable Law34

Section 6.13 Existence34

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Section 6.14 Chief Executive Office; Jurisdiction of Organization34

Section 6.15 Taxes34

Section 6.16 Transactions with Affiliates35

Section 6.17 [Reserved]35

Section 6.18 [Reserved]35

Section 6.19 True and Correct Information35

Section 6.20 No Pledge35

Section 6.21 Plan Assets35

Section 6.22 Sharing of Information35

Section 6.23 Modification of the Base Indenture and Series 2021-MSRVF1 Indenture Supplement35

Section 6.24 Reporting Requirements36

Section 6.25 Liens on Substantially All Assets38

Section 6.26 Litigation Summary38

Section 6.27 Hedging38

Section 6.28 MSR Valuation39

(a) Most Favored Status39

Section 6.29 Servicer Administration39

Section 6.30 Threshold Events and Commitment Modifications39

ARTICLE VII DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT39

Section 7.01 Events of Default39

Section 7.02 No Waiver41

Section 7.03 Due and Payable42

Section 7.04 Fees42

Section 7.05 Default Rate42

ARTICLE VIII ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY BUYER42

Section 8.01 Entire Agreement; Amendments42

Section 8.02 Waivers, Separate Actions by Buyers42

ARTICLE IX SUCCESSORS AND ASSIGNS43

Section 9.01 Successors and Assigns43

Section 9.02 Participations and Transfers43

Section 9.03 Buyer and Participant Register44

ARTICLE X AGENT PROVISIONS44

Section 10.01 Appointment of Administrative Agent44

Section 10.02 Powers and Duties45

Section 10.03 General Immunity45

Section 10.04 Administrative Agent to Act as Buyer46

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Section 10.05 Buyers’ Representations, Warranties and Acknowledgment46

Section 10.06 Right to Indemnity47

Section 10.07 Successor Administrative Agent48

Section 10.08 Delegation of Duties49

Section 10.09 Right to Realize on Collateral49

ARTICLE XI MISCELLANEOUS51

Section 11.01 Survival51

Section 11.02 Indemnification51

Section 11.03 Nonliability of Buyer52

Section 11.04 Governing Law; Submission to Jurisdiction; Waivers52

Section 11.05 Notices53

Section 11.06 Severability54

Section 11.07 Section Headings55

Section 11.08 Counterparts; Electronic and Facsimile Execution55

Section 11.09 Periodic Due Diligence Review55

Section 11.10 Hypothecation or Pledge of Repurchase Assets56

Section 11.11 Non-Confidentiality of Tax Treatment56

Section 11.12 Intent57

Schedule 1–Responsible Officers of Seller

Schedule 2–Asset Schedule

Schedule 3–Administrative Agent Account

Exhibit A–Form of Transaction Notice

Exhibit B–Existing Indebtedness

-iv-

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (this “Agreement”) is made as of April 28, 2021, among ATLAS SECURITIZED PRODUCTS, L.P., as administrative agent (the “Administrative Agent”), the Buyers (as defined herein) from time to time party hereto, and PENNYMAC LOAN SERVICES, LLC, as seller (“Seller” or “PLS”).  Capitalized terms have the meanings specified in Sections 1.01 and 1.02.

W I T N E S S E T H :

WHEREAS, pursuant to the Base Indenture and the Series 2021-MSRVF1 Indenture Supplement, PFSI ISSUER TRUST – FMSR (“Issuer”) has duly authorized the issuance of a Series of Notes, as a single Class of Variable Funding Note, known as the “PFSI ISSUER TRUST – FMSR MSR Collateralized Notes, SERIES 2021-MSRVF1” (the “Note”);

WHEREAS, from time to time the parties hereto may enter into Transactions;

WHEREAS, Seller is the owner of the Note; and

WHEREAS, Seller wishes to sell interests in the Note to Buyers pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Buyers and Seller hereby agree as follows.

ARTICLE I

DEFINITIONS
Section 1.01Certain Defined Terms.  Capitalized terms used herein shall have the indicated meanings:

“Additional Balance” has the meaning set forth in Section 2.13.

“Additional Funding” has the meaning set forth in Section 2.13.

“Additional Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Administrative Agent” has the meaning given to such term in the preamble to this Agreement.

“Administrative Agent Account” means the account identified on Schedule 3 hereto.

“Aggregate Committed Amount” means the sum of all Committed Amounts.

“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Amortization Date” has the meaning assigned to the term in the Pricing Side Letter.

“Amortization Payment Amount” has the meaning assigned to the term in the Pricing Side Letter.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.27.

“Applicable Lending Office” means the “lending office” of a Buyer (or of an Affiliate of such Buyer) designated on the signature page hereof or such other office of a Buyer (or of an Affiliate of such Buyer) as such Buyer may from time to time specify to Seller in writing as the office by which the Transactions are to be made and/or maintained.

“Asset Schedule” means Schedule 2 attached hereto, which lists the Note and the terms thereof, as such schedule shall be updated from time to time in accordance with Section 2.02 hereof, including in connection with Administrative Agent’s approval of any Additional Balances pursuant to Section 2.13.

“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.

“Base Indenture” means the Base Indenture, dated as of April 28, 2021, among the Issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, PLS, as administrator and as servicer, and Administrative Agent, as administrative agent.

“Base Rate” means the greater of (a) the Benchmark or (b) [****]%.

“Benchmark” means, with respect to any date of determination, the Daily Simple SOFR or, if applicable, a Benchmark Replacement Rate.  It is understood that the Benchmark shall be adjusted on a daily basis.

“Benchmark Administration Changes” means, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes (including without limitation changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters as may be appropriate, in the sole and good faith discretion of Administrative Agent, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Rate” means with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected in the sole and good faith discretion of Administrative Agent, giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated repurchase facilities and (ii) the related Benchmark Administration Changes; provided that, no such Benchmark Replacement Rate as so determined would be less than 0%.

“Benchmark Transition Event” means a determination by Administrative Agent in its sole and good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the applicable Benchmark is no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Buyer of purchasing or maintaining Purchased Assets or (v) the administrator of the applicable Benchmark or a Relevant Governmental Body having jurisdiction over Buyer or Administrative Agent has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans or other extensions of credit.

“Buyer” means each Person listed on the signature pages to this Agreement as Buyer, together with their successors, and any assignee of and Participant or Transferee of such Person in the Transaction, other than any such Person that ceases to be a Buyer pursuant to this Agreement.

“Closing Date” has the meaning assigned to the term in the Pricing Side Letter.

“Commitment Fee” has the meaning assigned to the term in the Pricing Side Letter.

“Commitment Modification” shall have the meaning set forth in the definition of Committed Amount.

“Committed Amount” has the meaning assigned to the term in the Pricing Side Letter.

“Confidential Information” has the meaning set forth in Section 11.11(b).

“Daily Simple SOFR” means, for any day, SOFR, with conventions (including, without limitation, a lookback) established by the Administrative Agent in its sole and good faith discretion; provided that, if the Administrative Agent determines that any such convention is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its sole and good faith discretion.

“Defaulting Buyer” has the meaning set forth in Section 2.02(b).

“ERISA Event of Termination” means with respect to Seller or the Guarantor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with thirty (30) days of the occurrence of such event, or (ii) the withdrawal of Seller, the Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller, the Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, the Guarantor or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller, the Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, the Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Existing Indebtedness” has the meaning specified in Section 3.22.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of Administrative Agent and Buyers in connection with the negotiation, execution or enforcement of this Agreement or any of the other Program Agreements and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the reasonable and documented cost of title, lien, judgment and other record searches; reasonable and documented attorneys’ fees; any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“FDIA” has the meaning assigned to such term in Section 11.12(c).

“FDICIA” has the meaning assigned to such term in Section 11.12(d).

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Governmental Actions” means any and all consents, approvals, permits, orders, authorizations, waivers, exceptions, variances, exemptions or licenses of, or registrations, declarations or filings with, any Governmental Authority required under any Governmental Rules.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Administrative Agent, Seller or Buyers, as applicable.

“Governmental Rules” means any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions, of any Governmental Authority and any and all legally binding conditions, standards, prohibitions, requirements and judgments of any Governmental Authority.

“Indemnitee Agent Party” has the meaning set forth in Section 10.06(a).

“Indenture” means the Base Indenture, together with the Series 2021-MSRVF1 Indenture Supplement thereto.

“Indenture Trustee” means Citibank, N.A., its permitted successors and assigns.

“Issuer” has the meaning given to such term in the recitals to this Agreement.

“Margin” has the meaning assigned to the term in the Pricing Side Letter.

“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deadlines” has the meaning set forth in Section 2.05(b).

“Margin Deficit” has the meaning set forth in Section 2.05(a).

“Market Value” means, with respect to the Note as of any date of determination, and without duplication, the fair market value of the Note on such date as reasonably determined by Administrative Agent.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default;  or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or any Affiliate that is a party to any Program Agreement.

“Maximum Purchase Price” has the meaning assigned to the term in the Pricing Side Letter.

“Maximum Purchase Price Modification” has the meaning assigned to the term in the Pricing Side Letter.

“More Favorable Agreement” has the meaning set forth in Section 6.29.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Non-Excluded Taxes” has the meaning set forth in Section 2.11(a).

“Note” has the meaning given to such term in the recitals to this Agreement.

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service,

facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 11.05 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the outstanding principal balance of the Purchase Price, together with interest thereon on the Termination Date, outstanding interest due on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent, Buyers and each of their Affiliates arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Administrative Agent or Buyers or on behalf of Administrative Agent or Buyers in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Administrative Agent and Buyers of their respective rights under the Program Agreements, including reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Administrative Agent and Buyers pursuant to the Program Agreements.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Other Taxes” has the meaning set forth in Section 2.11(b).

“Participant” has the meaning set forth in Section 9.02(a).

“PLS” has the meaning given to such term in the preamble to this Agreement.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360 day year for the actual number of days during the Price Differential Period.

“Price Differential Payment Date” means, for as long as any Obligations shall remain owing by Seller to Administrative Agent and Buyers, each Payment Date.

“Price Differential Period” means, the period from and including a Price Differential Payment Date (or the Purchase Date for any date of determination before the first Price Differential Payment Date), up to but excluding the next Price Differential Payment Date.

“Price Differential Statement Date” has the meaning set forth in Section 2.04.

“Pricing Rate” means Base Rate plus the applicable Margin.

“Pricing Side Letter” means the letter agreement dated as of the Closing Date, by and among Administrative Agent, Buyers and Seller.

“Primary Repurchase Assets” has the meaning set forth in Section 4.02(a).

“Program Agreements” means this Agreement, the Pricing Side Letter, each Side Letter, the VFN Repo Guaranty, the PC Repurchase Agreement, the PC Repo Guaranty, the Retained Excess Spread Participation Agreement, the Base Indenture and the Series 2021-MSRVF1 Indenture Supplement.

“Pro Rata Share” means, with respect to each Buyer, the percentage obtained from the fraction: (i) the numerator of which is the outstanding Purchase Price attributable to such Buyer and (ii) the denominator of which is the aggregate outstanding Purchase Price.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, each Funding Date on which a Transaction is entered into by Administrative Agent (as agent for Buyers) pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth on Exhibit A hereto.

“Purchase Price” means the price at which each Purchased Asset (or portion thereof) is transferred by Seller to Buyers (or Administrative Agent, as agent and bailee for Buyers), which shall equal on any date of determination, the difference between (i) the sum of (a) the Asset Value of such Purchased Asset on the related Purchase Date, plus (b) the product of the Purchase Price Percentage and the principal amount of any Additional Balances related to such Purchased Asset, minus (ii) the sum of (a) any Repurchase Price paid with respect to such Purchased Asset pursuant to Section 2.03, plus (b) any Additional Note Payment made with respect to such Purchased Asset pursuant to Section 4.4(b) or Section 4.5(e) of the Indenture, plus (c) any Redemption Amount paid pursuant to Section 13.1 of the Indenture, plus (d) any funds applied by Administrative Agent against the Purchase Price pursuant to Section 2.05(c).

“Purchase Price Percentage” has the meaning assigned to the term in the Pricing Side Letter.

“Purchased Assets” means, collectively, the Note (including all outstanding Additional Balances thereunder) together with the Repurchase Assets related to such Note, until such Note has been repurchased by Seller in accordance with the terms of this Agreement.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to the Purchased Assets.

“Register” has the meaning set forth in Section 9.02(b).

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Repurchase Assets” has the meaning set forth in Section 4.02(c).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by Seller on which the Repurchase Price is paid pursuant to Section 2.03.

“Repurchase Price” means the price at which Purchased Assets are to be transferred by or on behalf of Buyers to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Repurchase Rights” has the meaning set forth in Section 4.02(c).

“Required Buyers” means, at any time (a) Buyers (other than Defaulting Buyers) owning an aggregate of greater than fifty percent (50%) of the Obligations outstanding at such time (excluding the portion of the Obligations owed to a Defaulting Buyer), or (b) at any time there are no Obligations outstanding, “Required Buyers” shall mean the Buyers (other than Defaulting Buyers) holding an aggregate Pro Rata Share of greater than fifty percent (50%) of Committed Amounts (excluding the Committed Amounts of any Defaulting Buyers).

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person.  The Responsible Officers of Seller as of the Closing Date are listed on Schedule 1 hereto.

“Seller” has the meaning assigned to such term in the preamble to this Agreement and includes PLS’s permitted successors and assigns.

“Seller Termination Option” means (a) (i) a Buyer has or shall incur costs in connection with those matters provided for in Section 2.10 or 2.11 and (ii) Administrative Agent, on behalf of Buyer, requests that Seller pay to such Buyer those costs in connection therewith or (b) Administrative Agent has declared in writing that an event described in Section 5.02(g)(i) has occurred.

“Series 2021-MSRVF1 Indenture Supplement” means the Series 2021-MSRVF1 Indenture Supplement, dated as of April 28, 2021, among the Issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, PLS, as administrator and as servicer, and Administrative Agent, as administrative agent.

“Side Letter Agreement” means each side letter agreement to be dated on or after the Closing Date, by and between the Seller and a Buyer.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Taxes” has the meaning assigned to such term in Section 2.11(a).

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Threshold Event” shall mean with respect to a Buyer, a Transaction Notice submitted by Seller which, if satisfied as to such Buyer’s Pro Rata Share, would exceed the aggregate maximum purchase price such Buyer has agreed to provide Seller and its Affiliates pursuant to this Agreement and any other agreement set forth in the related Side Letter Agreement.

“Transaction” means a transaction pursuant to which Seller transfers a Note or Additional Balances, as applicable, to Buyers (or to Administrative Agent, as agent and bailee for Buyers) against the transfer of funds by Buyers, with a simultaneous agreement by Buyers (or by Administrative Agent, as agent and bailee for Buyers) to transfer such Note or Additional Balances, as applicable, back to Seller at a date certain or on demand, against the transfer of funds by Seller.

“Transaction Document” has the meaning assigned to such term in Appendix A to the Indenture.

“Transaction Notice” has the meaning assigned to such term in Section 2.02(a).

“Transaction Register” has the meaning assigned to such term in Section 9.03(b).

“Transferee” has the meaning set forth in Section 9.02(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“VFN Guarantor” means Private National Mortgage Acceptance Company, LLC, in its capacity as guarantor under the VFN Repo Guaranty.

“VFN Repo Guaranty” means the Guaranty, dated as of the Closing Date, pursuant to which VFN Guarantor fully and unconditionally guarantees the obligations of Seller hereunder.

Section 1.02Other Defined Terms.
(a)Any capitalized terms used and not defined herein shall have the meaning set forth in the Base Indenture or the Series 2021-MSRVF1 Indenture Supplement, as applicable.
(b)For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(i)reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;
(ii)all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;
(iii)defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;
(iv)the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;
(vi)in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;
(vii)periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to months and calendar years unless otherwise specified;
(viii)accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;
(ix)“including” and words of similar import will be deemed to be followed by “without limitation”;
(x)references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time;
(xi)references to any Transaction Document (including this Agreement) and any other agreement shall be deemed a reference to such Transaction Document or such Transaction Document as it may be amended, restated, supplement or otherwise modified from time to time;
(xii)all references to payments or deliveries of “cash” shall be understood to mean “immediately available funds” or “available funds held in a deposit account,” as the context may require; and
(xiii)references to a Person shall be deemed a reference to its permitted successors and assigns.
ARTICLE II

GENERAL TERMS
Section 2.01Transactions.  Subject to the terms and conditions hereof, Buyers severally, not jointly, agree to enter into Transactions with Seller for a Purchase Price outstanding at any one time not to exceed the Aggregate Committed Amount; however, the Buyers may agree from time to time to enter into Transactions with Seller for a Purchase Price outstanding in excess of the Aggregate Committed Amount but not to exceed the Maximum Purchase Price.  No Buyer shall have any commitment or obligation to enter into a Transaction in connection with the Note to the extent (i) the outstanding Purchase Price related to such Buyer after giving effect to such Transaction exceeds the related Committed Amount for such Buyer or (ii) if the Transaction is requested on or after the Amortization Date.  During the term of this Agreement, Seller may request Transactions, Seller may pay the Repurchase Price in whole or in part at any time during such period without penalty, and additional Transactions may be entered into in accordance with the terms and conditions hereof.  Buyers’ obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date.  All Transactions, whether for the Committed Amount or on an uncommitted basis up to the Maximum Purchase Price, shall be effected by Buyers simultaneously and proportionately to their respective Pro Rata Shares, it being understood that (i) an uncommitted Transaction shall not be entered unless the applicable Buyers agree to proportionately fund such Transaction; and (ii) no Buyer shall be responsible for any default by any other Buyer in such other Buyer’s obligation to enter into a Transaction nor shall any Pro Rata Share of any Buyer be increased or decreased as a result of a default by any other buyer in such other Buyer’s obligation to enter into a Transaction hereunder, except to the extent agreed to by the non-Defaulting Buyer pursuant to Section 2.02(b).
Section 2.02Procedure for Entering into Transactions.
(a)Seller may enter into Transactions with Buyers under this Agreement on any Purchase Date; provided, that Seller shall have given Administrative Agent and Buyers irrevocable notice (each, a “Transaction Notice”), which notice (i) shall be substantially in the form of Exhibit A, (ii) shall be signed by a Responsible Officer of Seller and be received by Administrative Agent and Buyers prior to 1:00 p.m. (New York time) (a) twenty (20) calendar days with respect to any Committed Amount or (b) two (2) Business Days with respect to any amounts other than a Committed Amount, in each case, prior to the related Purchase Date, and (iii) shall specify: (A) the Maximum VFN Principal Balance of the Note; (B) the Initial Note Balance of the Note; (C) the Dollar amount of the requested Purchase Price; (D) the requested Purchase Date; (E) the Repurchase Date; (F) the Pricing Rate or Repurchase Price applicable to the Transaction; and (G) any additional terms or conditions of the Transaction not inconsistent with this Agreement.  Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $500,000.
(b)If Seller delivers a Transaction Notice that satisfies the requirements of Section 2.02(a) and all applicable conditions precedent set forth in Article V have been satisfied or waived on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, each Buyer shall remit its Pro Rata Share of the requested Purchase Price in U.S. Dollars and in immediately available funds to Administrative Agent at the account specified in Schedule 3 (or such other account designated in writing by the Administrative Agent) no later than 11:00 a.m. (New York time) on the date specified in the Transaction Notice as the Purchase Date, and upon satisfaction or waiver of all applicable conditions set forth herein, the Administrative Agent shall deposit such proceeds into the account of Seller specified in Schedule 5 to the Base Indenture not later than 3:00 p.m. (New York time) on the Purchase Date (or such other account designated by Seller in the Transaction Notice).

The failure of any Buyer to advance the proceeds of its Pro Rata Share of any Transaction required to be advanced hereunder shall not relieve any other Buyer of its obligation to advance the proceeds of its Pro Rata Share of any such Transaction required to be advanced hereunder.

If a Buyer does not intend to fund its Pro Rata Share of the requested Purchase Price, such Buyer shall, within one (1) Business Day of the related Purchase Date, notify the Administrative

Agent, the other Buyers and the Seller of its intent not to fund together with a description of the reason for not remitting its Pro Rata Share of the requested Purchase Price.

The liabilities and obligations of each Buyer hereunder shall be several and not joint, and neither the Administrative Agent nor any Buyer shall be responsible for the performance by any other Buyer of its obligations hereunder.  Each Buyer shall be liable to Seller only for the amount of its respective Committed Amount.  If a Buyer does not perform its obligations hereunder with respect to its Committed Amount (such Buyer a “Defaulting Buyer”), all or any part of such Defaulting Buyer’s participation in any Transaction shall be reallocated among the non-Defaulting Buyers in accordance with their respective Pro Rata Shares, but only to the extent that (x) such non-Defaulting Buyer has consented to such reallocation, (y) such reallocation does not cause the aggregate Committed Amount held by any non-Defaulting Buyer to exceed such non-Defaulting Buyer’s Committed Amount and (z) to the extent requested in writing by the Administrative Agent, the Seller shall confirm that the conditions set forth in this Section 2.02 are satisfied at the time of such reallocation.

(c)Upon entering into each Transaction hereunder, the Asset Schedule shall be automatically updated and replaced with the Asset Schedule attached to the related Transaction Notice.
Section 2.03Repurchase; Payment of Repurchase Price.
(a)Seller hereby promises to repurchase the Purchased Assets and pay all outstanding Obligations on the Termination Date.
(b)On each Price Differential Payment Date following the Amortization Date, Seller shall pay to Administrative Agent in immediately available funds the Amortization Payment Amount.
(c)By notifying Administrative Agent and each Buyer in writing at least one (1) Business Day in advance, Seller shall be permitted, at its option, to prepay, subject to Section 2.12, the Purchase Price in whole or in part at any time, together with accrued and unpaid interest on the amount so prepaid.
Section 2.04Price Differential.  On each Price Differential Payment Date, Seller hereby promises to pay to Administrative Agent all accrued and unpaid Price Differential on the Transactions, as invoiced by Administrative Agent to Seller three (3) Business Days prior to the related Price Differential Payment Date (the “Price Differential Statement Date”); provided, that on each Price Differential Payment Date prior to the occurrence and continuation of an Event of Default, the estimated Price Differential owed hereunder shall be subject to a true-up of the amount determined by Administrative Agent and agreed by Seller one (1) Business Day prior to the related Price Differential Payment Date.  If Administrative Agent fails to deliver such statement on the Price Differential Statement Date, on such Price Differential Payment Date Seller shall pay the amount which Seller calculates as the Price Differential due and upon delivery of the statement, Seller shall remit to Administrative Agent any shortfall, or Administrative Agent shall refund to Seller any excess, in the Price Differential paid.

Section 2.05Margin Maintenance.
(a)If at any time the aggregate outstanding amount of the Purchase Price of the Note is greater than the Asset Value for the related Transaction (such excess, a “Margin Deficit”), then Administrative Agent may, and, at the direction of all Buyers, shall, by notice to Seller require Seller to transfer to Administrative Agent cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).
(b)Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means.  With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day.  With respect to a Margin Call, any notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice.  The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”.  The failure of Administrative Agent, on any one or more occasions, to exercise the rights of Buyers hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date.  Seller, Buyers and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise the rights of Buyers hereunder shall not limit or waive Administrative Agent’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
(c)In the event that a Margin Deficit exists, Administrative Agent may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) may be held by Administrative Agent against the related Margin Deficit or (ii) may be applied by Administrative Agent against the Purchase Price.  Notwithstanding the foregoing, Administrative Agent retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.
Section 2.06Payment Procedure.  Seller absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Seller hereunder.  Seller shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of the Note (including all fees and proceeds of sale to a third party) to the Administrative Agent Account.
Section 2.07Application of Payments.
(a)On each Price Differential Payment Date prior to the occurrence of an Event of Default, all amounts deposited into the Administrative Agent Account from and after the immediately preceding Price Differential Payment Date (or the Closing Date in connection with the initial Price Differential Payment Date), or received by Administrative Agent from the Issuer in Administrative Agent’s capacity as VFN Noteholder on behalf of Buyers, shall be applied by the Administrative Agent as follows:
(i)first, to each Buyer, pro rata, the payment of any accrued and unpaid Price Differential owing;

(ii)second, to each Buyer, pro rata, the payment of Purchase Price outstanding to satisfy any Margin Deficit owing;
(iii)third, to each Buyer, pro rata, the payment of any unpaid Amortization Payment Amount;
(iv)fourth, to payment of all other costs and fees payable pursuant to this Agreement, first to Administrative Agent and then to each Buyer on a pro rata basis;
(v)fifth, to each Buyer, pro rata, the payment of the Purchase Price outstanding as a result of any Additional Note Payment made pursuant to Section 4.4(b) or Section 4.5(e) of the Indenture; and
(vi)sixth, any remainder to Seller.
(b)Notwithstanding the preceding provisions, if an Event of Default shall have occurred hereunder, all funds related to the Note shall be applied by the Administrative Agent as follows:
(i)first, to each Buyer, pro rata, the payment of any accrued and unpaid Price Differential owing;
(ii)second, to each Buyer, pro rata, the payment of Purchase Price until reduced to zero;
(iii)third, to payment of all other costs and fees payable pursuant to this Agreement, first to Administrative Agent and then to each Buyer, on a pro rata basis;
(iv)fourth, to the payment of any other Obligations; and
(v)fifth, any remainder to Seller.
Section 2.08Use of Purchase Price and Transaction Requests.  The Purchase Price shall be used by Seller to satisfy its obligations under the Indenture and for general corporate purposes.
Section 2.09Recourse.  Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, Administrative Agent and Buyers shall have full, unlimited recourse against Seller and its assets in order to satisfy the Obligations.
Section 2.10Requirements of Law.
(a)If any Requirement of Law (other than with respect to any amendment made to a Buyer’s certificate of trust and trust agreement or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by such Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:
(i)shall subject such Buyer to any tax of any kind whatsoever with respect to this Agreement or the Transactions (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on a Buyer as a result of any present or former connection between such Buyer and the United States, other than any such connection arising solely from such Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or change the basis of taxation of payments to such Buyer in respect thereof;
(ii)shall impose, modify or hold any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Buyer which is not otherwise included in the determination of the Price Differential hereunder; or
(iii)shall impose on such Buyer any other condition;

and the result of any of the foregoing is to increase the cost to such Buyer, by an amount which such Buyer deems to be material, of entering, continuing or maintaining this Agreement or any other Program Agreement, the Transactions or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay such Buyer such additional amount or amounts as calculated by such Buyer in good faith as will compensate such Buyer for such increased cost or reduced amount receivable.

(b)If a Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to such Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by such Buyer or any corporation Controlling such Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Buyer to be material, then from time to time, Seller shall promptly pay to such Buyer such additional amount or amounts as will compensate such Buyer for such reduction.
(c)If a Buyer becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify Seller of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this Section 2.10 submitted by such Buyer to Seller shall be conclusive in the absence of manifest error.

Section 2.11Taxes.
(a)Any and all payments by or on behalf of Seller under or in respect of this Agreement or any other Program Agreements to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law.  If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to Administrative Agent and Buyers (including for purposes of Section 2.10 and this Section 2.11, any assignee, successor or participant), (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.11) Administrative Agent and Buyers receive an amount equal to the sum they would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.  For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Administrative Agent and Buyers, Taxes that are (i) imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Administrative Agent or Buyers are organized or of their Applicable Lending Office, or any political subdivision thereof, unless such Taxes are imposed as a result of Administrative Agent or Buyers having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Agreements (in which case such Taxes will be treated as Non-Excluded Taxes) and (ii) imposed pursuant to FATCA.
(b)In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Program Agreement (collectively, “Other Taxes”).
(c)Seller hereby agrees to indemnify Administrative Agent and Buyers for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller under this Section 2.11 imposed on or paid by Administrative Agent or Buyers and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  The indemnity by Seller provided for in this Section 2.11 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted.  Amounts payable by Seller under the indemnity set forth in this Section 2.11(c) shall be paid within ten (10) days from the date on which Administrative Agent makes written demand therefor.

(d)Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 2.11 shall survive the termination of this Agreement and the other Program Agreements.  Nothing contained in Section 2.10 or this Section 2.11 shall require Administrative Agent or any Buyer to make available any of their tax returns or any other information that they deem to be confidential or proprietary.
(e)Administrative Agent and Buyers will timely furnish Seller, or any agent of Seller, any tax forms or certifications (such as an applicable IRS Form W-8, IRS Form W-9 or any successors to such IRS forms) that it is legally entitled to provide and that Seller or its agents may reasonably request (A) to permit Seller or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable Seller or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which Seller or its agents receive payments and (C) to enable Seller or its agents to satisfy reporting and other obligations under the Code and Treasury Regulations and under any other applicable laws, and shall update or replace such tax forms or certifications as appropriate or in accordance with their terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to Administrative Agent and Buyers.
Section 2.12Indemnity.  Without limiting, and in addition to, the provisions of Section 11.02, Seller agrees to indemnify the Administrative Agent and each Buyer and to hold each of them harmless from any loss or expense that Administrative Agent or Buyers may sustain or incur as a consequence of (i) a default by Seller in payment when due of the Repurchase Price or Price Differential or (ii) a default by Seller in making any prepayment of Repurchase Price after Seller has given a notice thereof in accordance with Section 2.03.
Section 2.13Additional Balance and Additional Funding.  In the event that Seller wishes an increase in the VFN Principal Balance, Seller shall deliver to Administrative Agent and Buyers a copy of the VFN Note Balance Adjustment Request that is delivered under the Indenture.  If all the Funding Conditions required pursuant to Section 5.02 hereof and in the Indenture have been satisfied, or if such request is made on or after the Amortization Date, with the consent of the Administrative Agent, in its sole discretion (provided that the consent of the Administrative Agent shall not be required in the event that the aggregate outstanding Purchase Price, after giving effect to the requested increase, does not exceed the Aggregate Committed Amount and if such request occurs prior to the Amortization Date), then such increase shall be reflected in the VFN Principal Balance (such increase, upon such approval, an “Additional Balance”), and (i) the outstanding VFN Principal Balance set forth in the Asset Schedule hereof shall be automatically updated and (ii) if requested by Seller, each Buyer shall thereupon deliver to Administrative Agent in cash its Pro Rata Share of the amount equal to the product of such Additional Balance and the Purchase Price Percentage (the “Additional Funding”).
Section 2.14Commitment Fee and Other Fees.  Seller shall pay the Commitment Fee and any other fees, if any, as specified in any side letter related to this Agreement.  Such payment shall be made in Dollars in immediately available funds, without deduction, set off or counterclaim, to Administrative Agent at such account designated in writing by Administrative Agent.

Section 2.15Termination.
(a)Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, Seller may, upon five (5) Business Days’ prior written notice to Administrative Agent and each Buyer of such event, upon payment of the applicable Repurchase Price and satisfaction of the other termination conditions set forth in the Indenture, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of such five (5) Business Day period).
(b)In the event that a Seller Termination Option as described in clause (a) of the definition thereof has occurred and Seller has notified Administrative Agent and each Buyer in writing of its option to terminate this Agreement, the affected Buyer shall have the right to withdraw its request for payment within three (3) Business Days of Seller’s notice of its exercise of Seller Termination Option and Seller shall no longer have the right to terminate this Agreement.
(c)For the avoidance of doubt, Seller shall remain responsible for all costs actually incurred by Administrative Agent or Buyers pursuant to Sections 2.10 and 2.11.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Administrative Agent and Buyers as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01Seller Existence.  Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.
Section 3.02Licenses.  Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations.  Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Note.  Seller has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each other Program Agreement and any Transaction Notice.
Section 3.03Power.  Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.
Section 3.04Due Authorization.  Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable.  This Agreement, any Transaction Notice and the Program

Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
Section 3.05Financial Statements.  (A) Seller has heretofore furnished to Administrative Agent and each Buyer a copy of (a) its balance sheet for the fiscal year of Seller ended December 31, 2020 and the related statements of income for Seller for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of Seller ended December 31, 2020 and the related statements of income for Seller for such quarterly fiscal period.  All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of Seller (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, and to the best of Seller’s knowledge, do not omit any material fact as of the date(s) thereof.  Since December 31, 2020, there has been no material adverse change in the consolidated business, operations or financial condition of Seller from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  Seller has no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Administrative Agent and each Buyer in writing.
(B)Seller has heretofore caused VFN Guarantor to furnish to Administrative Agent and each Buyer a copy of (a) its balance sheet for the fiscal year of VFN Guarantor ended December 31, 2020 and the related statements of income for VFN Guarantor for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of VFN Guarantor ended December 31, 2020 and the related statements of income for VFN Guarantor for such quarterly fiscal period.  All such financial statements are accurate, complete and correct and fairly present, in all material respects, the financial condition of VFN Guarantor (subject to normal year-end adjustments) and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, and to the best of Seller’s knowledge, do not omit any material fact as of the date(s) thereof.  Since December 31, 2020, there has been no material adverse change in the consolidated business, operations or financial condition of VFN Guarantor from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.  VFN Guarantor has no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of VFN Guarantor except as heretofore disclosed to Administrative Agent and each Buyer in writing.
Section 3.06No Event of Default.  There exists no Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in

Section 7.03 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.
Section 3.07Solvency.  Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.
Section 3.08No Conflicts.  The execution, delivery and performance by of Seller of this Agreement, any Transaction Notice hereunder and the Program Agreements do not conflict with any term or provision of the organizational documents of Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller is a party.
Section 3.09True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent and Buyers in connection with the initial or any ongoing due diligence of Seller or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements, taken as a whole, are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All financial statements have been prepared in accordance with GAAP.
Section 3.10Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of this Agreement, any Transaction Notice and the Program Agreements.
Section 3.11Litigation.  There is no action, proceeding or investigation pending with respect to which Seller has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Notice or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Notice or any Program Agreement, (C) makes a claim individually or in the aggregate in an amount greater than five percent (5%) of Seller’s Net Worth, (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder, (E) which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business, or (F) which might materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Notice or any Program Agreement.

Section 3.12Material Adverse Change.  There has been no material adverse change in the business, operations, financial condition, properties or prospects of Seller or its Affiliates since the date set forth in the most recent financial statements supplied to Administrative Agent and Byers that is reasonably likely to have a Material Adverse Effect on Seller.
Section 3.13Ownership.
(a)Seller has good title to all of the Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.
(b)Each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.
(c)There are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Administrative Agent under this Agreement.
(d)The provisions of this Agreement are effective to create in favor of Administrative Agent a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.
(e)Upon the filing of financing statements on Form UCC-1 naming Administrative Agent as “Secured Party” and Seller as “Debtor”, and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets to the extent that such security interests can be perfected by filing under the Uniform Commercial Code.
Section 3.14The Note.  Seller has (i) delivered the Note to Administrative Agent, (ii) duly endorsed the Note to Administrative Agent or Administrative Agent’s designee, (iii) notified the Indenture Trustee of such transfer and (iv) completed all documents required to effect such transfer in the Note Register, including receipt by the Note Registrar of the Rule 144A Note Transfer Certificate and such other information and documents that may be required pursuant to the terms of the Indenture.  In addition, Administrative Agent has received all other Program Agreements (including all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and Seller hereby certifies that the copies delivered to Administrative Agent by Seller are true and complete.  None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Administrative Agent.  Each such document to which Seller is a party has been duly executed and delivered by Seller and is in full force and effect, and no default or material breach has occurred and is continuing thereunder.

Section 3.15Taxes.  Seller and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.  The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.
Section 3.16Investment Company.  Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.  Seller (i) is not required to register under the Investment Company Act based on one or more exemptions provided by the Investment Company Act (although other exemptions or exclusions may be applicable), and (ii) is not a “covered fund” within the meaning of the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, commonly known as the “Volcker Rule.”
Section 3.17Chief Executive Office; Jurisdiction of Organization.  On the Closing Date, Seller’s chief executive office, is, and has been, located at the address specified in Section 11.05 for notices.  On the Effective Date, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Administrative Agent with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
Section 3.18Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.
Section 3.19ERISA.  Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
Section 3.20Financing of Note and Additional Balances.  Each Transaction will be used to purchase the Note and funding of the Additional Balances as provided herein, which Note will be conveyed and/or sold by Seller to Buyers.
Section 3.21Agreements.  Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 3.05 hereof.  Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole.  No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

Section 3.22Other Indebtedness.  All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the Closing Date is listed on Exhibit B hereto (the “Existing Indebtedness”).
Section 3.23No Reliance.  Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including legal counsel and accountants) as it has deemed necessary.  Seller is not relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including the legal, accounting or tax treatment of such Transactions.
Section 3.24Plan Assets.  Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR § 2510.3-101 as amended by Section 3(42) of ERISA, in Seller’s hands, and transactions under this Agreement by or with Seller are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA which would be violated by the Transactions contemplated hereunder.
Section 3.25No Prohibited Persons.  Neither Seller nor any of its Subsidiaries nor, to Seller’s knowledge, any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, controlled or 50% or more owned by an entity or person) (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of “Specifically Designated National and Blocked Persons” or (ii) that is (1) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (2) located, organized or resident in a country or territory that is, or whose government is, currently the subject of Sanctions (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).
Section 3.26Compliance with 1933 Act.  Neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, or otherwise approached or negotiated with respect to the Note, any interest in the Note or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the 1933 Act or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.
Section 3.27Anti-Money Laundering Laws.  The operations of each Seller and each of their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where such Seller or any of their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Seller or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of any Seller, threatened.
ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST
Section 4.01Ownership.  Upon payment of the Purchase Price and delivery of the Note to Administrative Agent on behalf of the Buyers, Buyers shall become the sole owner of the Purchased Assets, free and clear of all liens and encumbrances.
Section 4.02Security Interest.
(a)Although the parties intend (other than for U.S. federal tax purposes) that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent, for the benefit of Buyers, as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Primary Repurchase Assets”:
(i)the Note identified on the Asset Schedule;
(ii)all rights to reimbursement or payment of the Note and/or amounts due in respect thereof under the Note identified on the Asset Schedule;
(iii)all records, instruments or other documentation evidencing any of the foregoing;
(iv)all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including all of Seller’s rights, title and interest in and under the Base Indenture and the Series 2021-MSRVF1 Indenture Supplement); and
(v)any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.
(b)Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the Repurchase Assets to Administrative Agent, for the benefit of Buyers, to secure the Obligations.  Seller agrees to mark its computer records, tapes and other electronic medium to evidence the interests granted to Administrative Agent hereunder.
(c)Subject to the priority interest of the Indenture Trustee, Administrative Agent, Buyers and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Administrative Agent, for the benefit of Buyers, a security interest (subject and subordinated to Fannie Mae’s rights under the Acknowledgment Agreement and the Fannie Mae Requirements) in (i) as of the Closing Date, Seller’s rights (but not its obligations) under the Program Agreements including any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Rights”) and (ii) all collateral however defined or described under the Program Agreements to the extent not otherwise included under the definitions of Primary Repurchase Assets or Repurchase Rights (such collateral, “Additional Repurchase Assets,” and collectively with the Primary Repurchase Assets and the Repurchase Rights, the “Repurchase Assets”).
(d)[Reserved.]
(e)The foregoing provisions of this Section 4.02 are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
Section 4.03Further Documentation.  At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby.  Seller also hereby authorizes Administrative Agent to file any such financing or continuation statement to the extent permitted by applicable law.
Section 4.04Changes in Locations, Name, etc.  Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its name or identity, unless it shall have given Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have delivered to Administrative Agent all Uniform Commercial Code financing statements and amendments thereto as Administrative Agent shall request and taken all other actions deemed necessary by Administrative Agent to continue its perfected status in the Repurchase Assets with the same or better priority.
Section 4.05Performance by Buyer of Seller’s Obligations.  If Seller fails to perform or comply with any of its agreements contained in the Program Agreements and Administrative Agent may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Administrative Agent actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by Seller to Administrative Agent on demand and shall constitute Obligations.  Such interest shall be computed on the basis of the actual number of days in each Price Differential Period and a 360-day year.

Section 4.06Proceeds.  If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by Seller in trust for Administrative Agent segregated from other funds of Seller, and shall forthwith upon receipt by Seller be turned over to Administrative Agent in the exact form received by Seller (duly endorsed by Seller to Administrative Agent, if required) and (b) any and all such proceeds received by Administrative Agent (whether from Seller or otherwise) may, in the sole discretion of Administrative Agent, be held by Administrative Agent as collateral security for, and/or then or at any time thereafter may be applied by Administrative Agent against, the Obligations (whether matured or unmatured), such application to be in such order as Administrative Agent shall elect.  Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Seller or to whomsoever may be lawfully entitled to receive the same.
Section 4.07Remedies.  If an Event of Default shall occur and be continuing, Administrative Agent may exercise (and at the direction of the Required Buyers shall exercise), in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including Administrative Agent’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code).  Without limiting the generality of the foregoing, Administrative Agent may seek (and at the direction of the Required Buyers shall seek) the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Seller or any of Seller’s property.  Without limiting the generality of the foregoing, Administrative Agent may terminate (and at the direction of the Required Buyers shall terminate) the Participation Interest in accordance with the Participation Agreement.  Administrative Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may (and at the direction of the Required Buyers shall) in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released.  Seller further agrees, at Administrative Agent’s request, to assemble the Repurchase Assets and make them available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at Seller’s premises or elsewhere.  Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Administrative Agent hereunder, including reasonable attorneys’ fees and disbursements of Administrative Agent or Buyers, to the payment in whole or in part of the Obligations, in such order as Administrative Agent may elect (or shall elect at the direction of the Required Buyers), and only after such application and after the payment by Administrative Agent of any other amount required or permitted by any provision of law, including Section 9-615 of the Uniform Commercial Code, need Administrative Agent account for the surplus, if any, to Seller.  To the extent permitted by applicable law, Seller waives all claims, damages and demands it may acquire against Administrative Agent arising out of the exercise by Administrative Agent of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Administrative Agent.  If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Administrative Agent to collect such deficiency.  Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.07 concerning any actions with respect to the MSRs arising under or related to any Servicing Contract shall be subject to the Acknowledgment Agreement entered into with Fannie Mae.
Section 4.08Limitation on Duties Regarding Preservation of Repurchase Assets.  Administrative Agent’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Administrative Agent deals with similar property for its own account.  Neither Administrative Agent nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of Seller or otherwise.
Section 4.09Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.
Section 4.10Release of Security Interest.  Upon the latest to occur of (a) the repayment to Administrative Agent and Buyers of all Obligations hereunder, and (b) the occurrence of the Termination Date, Administrative Agent shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to Seller such documents or instruments as Seller shall reasonably request to evidence such release.
Section 4.11Reinstatement.  All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Seller is rescinded or must otherwise be restored or returned by Administrative Agent or Buyers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.12Subordination.  Seller shall not seek in any Insolvency Event of the Issuer to be treated as part of the same class of creditors as Administrative Agent and Buyers and shall not oppose any pleading or motion by Administrative Agent and Buyers advocating that Administrative Agent and Buyers and Seller should be treated as separate classes of creditors.  Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times while the obligations are outstanding junior and subordinate to the rights of Administrative Agent and Buyers under this Agreement.
ARTICLE V

CONDITIONS PRECEDENT
Section 5.01Initial Transaction.  The obligation of Administrative Agent and Buyers to enter into Transactions with Seller hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that Administrative Agent and Buyers shall have received all of the following items, each of which shall be satisfactory to Administrative Agent and its counsel in form and substance:
(a)Program Agreements and Note.  The Program Agreements and Note, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.
(b)Security Interest.  Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s interest in the Repurchase Assets have been taken, including duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.
(c)Organizational Documents.  A certificate of the corporate secretary of Seller in form and substance acceptable to Administrative Agent, attaching certified copies of Seller’s certificate of formation, operating agreement and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.
(d)Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date ten (10) Business Days prior to the Closing Date.
(e)Incumbency Certificate.  An incumbency certificate of the corporate secretary of each of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.
(f)Fees.  Administrative Agent and Buyers shall have received payment in full of all fees and Expenses (including the Commitment Fee and any other fees set forth in any side letter related to this Agreement, if any) which are payable hereunder to Administrative Agent and Buyers on or before such date.

Section 5.02All Transactions.  The obligation of Administrative Agent and Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:
(a)Transaction Notice and Asset Schedule.  In accordance with Section 2.02 hereof, Administrative Agent shall have received from Seller a Transaction Notice with an updated Asset Schedule which includes the Note and any Additional Balance, if applicable, related to a proposed Transaction hereunder on such Business Day.  Buyers shall have received a copy of the Note and any Additional Balance, if applicable.
(b)No Margin Deficit.  After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Value of the Note then in effect.
(c)No Default.  No Default or Event of Default shall have occurred and be continuing.
(d)Requirements of Law.  Administrative Agent and Buyers shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent and Buyers has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or Buyers to enter into Transactions with a Pricing Rate based on Base Rate.
(e)Representations and Warranties.  Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(f)Note.  Administrative Agent shall have received the Note and evidence of the Additional Balances relating to any Purchased Assets, which is in form and substance satisfactory to Administrative Agent in its sole discretion.
(g)Material Adverse Change.  None of the following shall have occurred and/or be continuing:
(i)a Buyer’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;
(ii)an event or events shall have occurred in the good faith determination of Administrative Agent resulting in the effective absence of a “lending market” for financing debt obligations secured by mortgage loans or servicing receivables or securities backed by mortgage loans or servicing receivables or an event or events shall have occurred resulting in Buyers not being able to finance the Note through the “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
(iii)there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.
(h)Maintenance of Profitability.  VFN Guarantor shall maintain profitability of at least $1.00 in Net Income for at least one (1) of the two (2) prior Test Periods.
(i)Fees.  Administrative Agent and Buyers shall have received payment in full of all fees and Expenses (including the Commitment Fee and any other fees set forth in any side letter related to this Agreement, if any) which are payable hereunder to Administrative Agent and Buyers on or before such date.
(j)Threshold Event.  No Threshold Event shall occur after giving effect to such Transaction.
Section 5.03Closing Subject to Conditions Precedent.  The obligation of Buyers to purchase the Note is subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived by Administrative Agent and Buyers):
(a)Performance by the Issuer and PLS.  All the terms, covenants, agreements and conditions of the Transaction Documents to be complied with, satisfied, observed and performed by Issuer and PLS on or before the Closing Date shall have been complied with, satisfied, observed and performed in all material respects.
(b)Representations and Warranties.  Each of the representations and warranties of Issuer and PLS made in the Transaction Documents shall be true and correct in all material respects as of the Closing Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and except to the extent they expressly relate to an earlier or later time).
(c)Officer’s Certificate.  Administrative Agent and Buyers shall have received in form and substance reasonably satisfactory to Administrative Agent and Buyers an officer’s certificate from PLS and a certificate of an Authorized Officer of Issuer, dated the Closing Date, each certifying to the satisfaction of the conditions set forth in the preceding paragraphs (a) and (b), in each case together with incumbency, by-laws, resolutions and good standing.
(d)Opinions of Counsel to Issuer and PLS.  Counsel to Issuer and PLS shall have delivered to Administrative Agent and Buyers favorable opinions, dated the Closing Date and satisfactory in form and substance to Administrative Agent and Buyers and their respective counsel, relating to corporate matters, enforceability, securities contract, non-consolidation and perfection and an opinion as to which state’s law applies to security interest and perfection matters.  In addition to the foregoing, PLS, as servicer, shall have caused its counsel to deliver to Administrative Agent and Buyers an opinion as to certain tax matters dated as of the Closing Date, satisfactory in form and substance to Administrative Agent and Buyers and their respective counsel.
(e)Officer’s Certificate of Indenture Trustee.  Administrative Agent and Buyers shall have received in form and substance reasonably satisfactory to Administrative Agent and Buyers an Officer’s Certificate from Indenture Trustee, dated the Closing Date, with respect to the Base Indenture, together with incumbency and certificate of corporate existence and fiduciary powers from the Office of the Comptroller of the Currency.
(f)Opinions of Counsel to the Indenture Trustee.  Counsel to Indenture Trustee shall have delivered to Administrative Agent and Buyers a favorable opinion dated the Closing Date and reasonably satisfactory in form and substance to Administrative Agent and Buyers and their respective counsel related to the enforceability of the Base Indenture.
(g)Opinions of Counsel to the Owner Trustee.  Delaware counsel to the Owner Trustee of Issuer shall have delivered to Administrative Agent and Buyers favorable opinions regarding the formation, existence and standing of Issuer and of Issuer’s execution, authorization and delivery of each of the Transaction Documents to which it is a party and such other matters as Administrative Agent or Buyers may reasonably request, dated the Closing Date and reasonably satisfactory in form and substance to Administrative Agent and Buyers and their respective counsel.
(h)Filings and Recordations.  Administrative Agent and Buyers shall have received evidence reasonably satisfactory to Administrative Agent and Buyers of (i) the completion of all recordings, registrations and filings as may be necessary or, in the reasonable opinion of Administrative Agent or Buyers, desirable to perfect or evidence: (A) the assignment by PLS, as Seller, to Issuer of the ownership interest in the Collateral conveyed pursuant to the PC Repurchase Agreement and the proceeds thereof and (ii) the completion of all recordings, registrations, and filings as may be necessary or, in the reasonable opinion of Administrative Agent or Buyers, desirable to perfect or evidence the grant of a first priority perfected security interest in Issuer’s ownership interest in the Collateral in favor of Indenture Trustee, subject to no Liens prior to the Lien created by the Base Indenture.
(i)Documents.  Administrative Agent shall have received the Note and Administrative Agent and Buyers shall have received a duly executed counterpart of each of the other Transaction Documents, in form acceptable to Administrative Agent and Buyers and Administrative Agent and each and every document or certification delivered by any party in connection with any such Transaction Documents or the Note, and each such document shall be in full force and effect.
(j)Actions or Proceedings.  No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by the Transaction Documents, the Note and the documents related thereto in any material respect.

(k)Approvals and Consents.  All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Transaction Documents, the Note and the documents related thereto shall have been obtained or made.
(l)Fees, Costs and Expenses.  The fees, costs and expenses payable by Issuer and PLS on or prior to the Closing Date pursuant to this Agreement or any other Transaction Document shall have been paid in full.
(m)Other Documents.  PLS shall have furnished to Administrative Agent and Indenture Trustee such other opinions, information, certificates and documents as Administrative Agent and Indenture Trustee may reasonably request.
(n)MSR Valuation Agent.  PLS shall have engaged the MSR Valuation Agent pursuant to an agreement reasonably satisfactory to Administrative Agent.
(o)Proceedings in Contemplation of Sale of the Note.  All actions and proceedings undertaken by Issuer and PLS in connection with the issuance and sale of the Note as herein contemplated shall be satisfactory in all respects to Administrative Agent and its counsel.
(p)Advance Rate Reduction Event, Servicer Termination Events, Events of Default and Funding Interruption Events.  No Advance Rate Reduction Event, Servicer Termination Event, Event of Default or Funding Interruption Event shall then be occurring.
(q)Satisfaction of Conditions.  Each of the Funding Conditions shall have been satisfied.

If any condition specified in this Section 5.03 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Administrative Agent and the Buyers by notice to PLS at any time at or prior to the Closing Date, and neither the Administrative Agent nor any Buyer shall incur any liability as a result of such termination.

ARTICLE VI

COVENANTS

Seller covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01Litigation.  Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent and each Buyer notice of all litigation, actions, suits, arbitrations, investigations (including any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than five percent (5%) of Seller’s Net Worth, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.  On the fifth (5th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), Seller will provide to Administrative Agent and each Buyer a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority.  Seller will promptly provide to Administrative Agent and each Buyer notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.
Section 6.02Prohibition of Fundamental Changes.  Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.
Section 6.03Monthly Reporting.  Seller shall ensure that each Buyer receives all reports and information that the Administrative Agent and the VFN Noteholders are entitled to receive pursuant to the Indenture (including all reports and information delivered by the Issuer, the Administrator or the Indenture Trustee relating to the Note).  Each Buyer agrees to be bound by any confidentiality provisions reasonably requested by Seller and upon request of Seller execute and deliver a separate confidentiality agreement memorializing such provisions.
Section 6.04No Adverse Claims.  Seller warrants and will defend the right, title and interest of Administrative Agent and Buyers in and to all Purchased Assets against all adverse claims and demands.
Section 6.05Assignment.  Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.05 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.
Section 6.06Security Interest.  Seller shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets to comply with all applicable rules, regulations and other laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets and any Program Agreement.
Section 6.07Records.
(a)Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to Section 6.08, and all such Records shall be in Seller’s or Administrative Agent’s possession unless Administrative

Agent otherwise approves.  Seller will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.
(b)For so long as Administrative Agent and Buyers have an interest in or lien on any Purchased Assets, Seller will hold or cause to be held all related Records in trust for Administrative Agent and Buyers.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent and Buyers granted hereby.
(c)Upon reasonable advance notice from Administrative Agent or a Buyer, Seller shall (x) make any and all such Records available to Administrative Agent and each Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or any Buyer or their authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.
Section 6.08Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyers.
Section 6.09Approvals.  Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.
Section 6.10Material Change in Business.  Seller shall not make any material change in the nature of its business as carried on at the Closing Date.
Section 6.11Distributions.  If an Event of Default has occurred and is continuing, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.
Section 6.12Applicable Law.  Seller shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.
Section 6.13Existence.  Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.
Section 6.14Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from the address referred to in Section 3.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.17 unless it shall have provided Administrative Agent at least thirty (30) days’ prior written notice of such change.
Section 6.15Taxes.  Seller shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
Section 6.16Transactions with Affiliates.  Other than the purchase of the Note, Seller will not enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder, (b) is in the ordinary course of Seller’s business and (c) is upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6.16 to any Affiliate.
Section 6.17[Reserved].
Section 6.18[Reserved].
Section 6.19True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, any Affiliate thereof or any of their officers furnished to Administrative Agent and Buyers hereunder and during Administrative Agent’s and Buyers’ diligence of Seller are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by Seller to Administrative Agent and Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.
Section 6.20No Pledge.  Except as contemplated herein, Seller shall not pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or pledge or grant to any other Person any security interest in the Note.
Section 6.21Plan Assets.  Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR § 2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder.  Transactions under this Agreement to or with Seller shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.
Section 6.22Sharing of Information.  Seller shall allow Administrative Agent and Buyers to exchange information related to Seller and the Transactions hereunder with third party lenders and Seller shall permit each third party lender to share such information with Administrative Agent and Buyers.
Section 6.23Modification of the Base Indenture and Series 2021-MSRVF1 Indenture Supplement.  Seller shall not consent with respect to any of the Base Indenture and the Series 2021-MSRVF1 Indenture Supplement related to the Purchased Assets, to (i) the modification, amendment or termination of such the Base Indenture and the Series 2021-MSRVF1

Indenture Supplement, (ii) the waiver of any provision of the Base Indenture and the Series 2021-MSRVF1 Indenture Supplement, or (iii) the resignation of PLS as servicer under the Base Indenture and the Series 2021-MSRVF1 Indenture Supplement, or the assignment, transfer, or material delegation of any of its rights or obligations, under such the Base Indenture and the Series 2021-MSRVF1 Indenture Supplement, without the prior written consent of Administrative Agent and each Buyer exercised in such Person’s sole discretion.
Section 6.24Reporting Requirements.
(a)Seller shall furnish to Administrative Agent and each Buyer (i) promptly, copies of any material and adverse notices (including notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders, (ii) promptly, notice of the occurrence of (1) any Event of Default hereunder; (2) any default or material breach by Seller of any obligation under any Program Agreement or any material contract or agreement of Seller or (3) the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default and (iii) the following:
(1)as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited balance sheet of Seller, as at the end of such period and the related unaudited consolidated statements of income for Seller for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);
(2)as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, the unaudited cash flow statements of Seller, as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);
(3)as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the balance sheet of Seller, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Seller for such year, setting forth in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent and each

Buyer in their sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Seller as at the end of, and for, such fiscal year in accordance with GAAP;
(4)such other prepared statements that Administrative Agent or a Buyer may reasonably request;
(5)from time to time such other information regarding the financial condition, operations, or business of Seller as Administrative Agent or a Buyer may reasonably request;
(6)as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Seller has knowledge of the occurrence of any ERISA Event of Termination, stating the particulars of such ERISA Event of Termination in reasonable detail;
(7)as soon as reasonably possible, notice of any of the following events:
a.any material dispute, litigation, investigation, proceeding or suspension between Seller on the one hand, and any Governmental Authority or any Person;
b.any material change in accounting policies or financial reporting practices of Seller;
c.any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority;
d.any material change in the Indebtedness of Seller, including any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;
e.promptly upon receipt of notice or knowledge of any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets; and
f.any other event, circumstance or condition that has resulted, or has a reasonable possibility of resulting, in a Material Adverse Effect with respect to Seller.

(8)promptly upon the creation, incurrence, assumption or existence of any of the following, notice thereof:
a.any Guarantees, except (x) to the extent reflected in Seller’s financial statements or notes thereto and (y) to the extent the aggregate Guarantees of Seller do not exceed $250,000; and
b.additional material Indebtedness other than (w) the Existing Indebtedness specified on Exhibit B hereto; (x) Indebtedness incurred with Buyers or their Affiliates; (y) Indebtedness incurred in connection with new or existing secured lending facilities; and (z) usual and customary accounts payable for a mortgage company.
(b)Officer’s Certificates.  Seller will furnish to Administrative Agent and each Buyer, at the time Seller furnishes each set of financial statements pursuant to Section 6.24(a)(iii)(1), (2) or (3) above, an Officer’s Compliance Certificate of Seller.
(c)Other.  Seller shall deliver to Administrative Agent and each Buyer any other reports or information reasonably requested by Administrative Agent or a Buyer or as otherwise required pursuant to this Agreement and the Indenture (including all reports and information delivered by the Issuer, the Administrator or the Indenture Trustee relating to the Note).
(d)Regulatory Reporting Compliance.  Seller shall, on or before the last Business Day of the fifth (5th) month following the end of each of Seller’s fiscal years (December 31), beginning with the fiscal year ending in 2021, deliver to Administrative Agent and each Buyer a copy of the results of any Uniform Single Attestation Program for Mortgage Bankers or an Officer’s Certificate that satisfies the requirements of Item 1122(a) of Regulation AB, an independent public accountant’s report that satisfies the requirements of Item 1123 of Regulation AB, or similar review conducted on Seller by its accountants, and such other reports as Seller may prepare relating to its servicing functions as Seller.
Section 6.25Liens on Substantially All Assets.  Seller shall not grant a security interest to any Person other than Administrative Agent or an Affiliate of Administrative Agent in substantially all assets of Seller unless Seller has entered into an amendment to this Agreement that grants to Administrative Agent a pari passu security interest on such assets.
Section 6.26Litigation Summary.  On each date on which the Officer’s Compliance Certificate is delivered, Seller shall provide to Administrative Agent and each Buyer a true and correct summary of all material actions, notices, proceedings and investigations pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or tribunal.
Section 6.27Hedging.  On each date on which the Officer’s Compliance Certificate is delivered, Seller shall provide to the Administrative Agent, a report comparing the change in mark to market of hedging contracts to the change in mark to market of MSRs across the Seller’s entire portfolio for the prior calendar month.

Section 6.28MSR Valuation.  Seller shall provide to Administrative Agent and each Buyer a detailed summary of the fair market value and Market Value Percentage of MSRs from the most recently delivered Market Value Report in accordance with the timing requirements of Section 3.3(g) of the Base Indenture.
Section 6.29Most Favored Status.  Seller, Administrative Agent and Buyers each agree that should Seller or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than Administrative Agent or a Buyer or an Affiliate of Administrative Agent or a Buyer which by its terms provides more favorable terms with respect to any guaranties or financial covenants, including covenants covering the same or similar subject matter set forth or referred to in Section 6.11 or Section 2 of the Pricing Side Letter (Financial Covenants) (a “More Favorable Agreement”) then the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Administrative Agent, Buyers or an Affiliate of Administrative Agent or Buyers; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Administrative Agent of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated without any further action or consent on the part of the parties hereto.  Administrative Agent, Seller and Buyers further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.
Section 6.30Servicer Administration.  If at any time PLS intends to transfer servicing to a subservicer or other Person, PLS shall not less than 120 days prior to the anticipated servicing transfer date, provide notice to Administrative Agent of such intention and solicit Administrative Agent’s prior written consent, which Administrative Agent shall have sixty (60) days from the receipt of the notice to provide and which consent may not be unreasonably withheld.  If Administrative Agent denies the request for consent in writing, then PLS shall repurchase the Note not later than the later of (x) the sixtieth (60th) day following receipt of Administrative Agent’s denial letter or (y) such anticipated servicing transfer date.
Section 6.31Threshold Events and Commitment Modifications.  Seller shall not request any Transaction that would cause a Threshold Event for any Buyer.  Seller shall provide prompt notice of any Commitment Modification and/or Maximum Purchase Price Modification for any Buyer to Administrative Agent and each Buyer.
ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT
Section 7.01Events of Default.  Each of the following events or circumstances shall constitute an “Event of Default”:
(a)Payment Failure.  Failure of Seller to (i) make any payment (which failure continues for a period of two (2) Business Days following written notice (which may be in electronic form) from Administrative Agent) of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document, in each case evidencing or securing Indebtedness of Seller to Administrative Agent or Buyers to any Affiliate of Administrative Agent or Buyers, or (ii) cure any Margin Deficit when due pursuant to Section 2.05 hereof.
(b)Cross Default.  Seller or Affiliates thereof shall be in default under (i) any Program Agreement or any Other Financing Agreement; provided that any such default under the Indenture shall constitute an “Event of Default” only if it continues unremedied for a period of two (2) Business Days after a Responsible Officer of Seller obtains actual knowledge of such failure, or receives written notice from Administrative Agent of such default; (ii) any Indebtedness, in the aggregate, in excess of $10 million of Seller or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of $10 million to which Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.
(c)Assignment.  Assignment or attempted assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Administrative Agent.
(d)Insolvency.  An Act of Insolvency shall have occurred with respect to Seller or any Affiliate thereof.
(e)Material Adverse Change.  Any material adverse change in the Property, business, financial condition or operations of Seller or any of its Affiliates shall occur, in each case as determined by Administrative Agent in its sole good faith discretion, or any other condition shall exist which, in Administrative Agent’s sole good faith discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.
(f)Immediate Breach of Representation or Covenant or Obligation.  A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Section 3.01 (Seller Existence), Section 3.07 (Solvency), Section 3.12 (Material Adverse Change), Section 3.22 (Other Indebtedness), Section 6.02 (Prohibition of Fundamental Changes), Section 6.13 (Existence), Section 6.20 (No Pledge) or Section 6.21 (Plan Assets) of this Agreement.
(g)Additional Breach of Representation or Covenant.  A material breach by Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(f) above), if such breach is not cured within five (5) Business Days or, in the case of a breach of Section 6.02, three (3) Business Days, and in the case of a breach of Section 2 of the Pricing Side Letter (Financial Covenants), one (1) Business Day.
(h)Change in Control.  The occurrence of a Change in Control.

(i)Failure to Transfer.  Seller fails to transfer the Note or a material portion of the other Purchased Assets to Administrative Agent on the applicable Purchase Date (provided Administrative Agent has tendered the related Purchase Price on behalf of Buyers).
(j)Judgment.  A final judgment or judgments for the payment of money in excess of 5% of Seller’s Net Worth shall be rendered against Seller or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction, and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.
(k)Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or any Affiliate thereof, or shall have taken any action to displace the management of Seller or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or Affiliate as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph (k) shall not have been discontinued or stayed within thirty (30) days.
(l)Inability to Perform.  A Responsible Officer of Seller or VFN Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations or VFN Guarantor’s obligations hereunder or the VFN Repo Guaranty.
(m)Security Interest.  This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.
(n)Financial Statements.  Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.
(o)Validity of Agreement.  For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or Seller or any Affiliate of Seller shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or VFN Guarantor’s obligations under the VFN Repo Guaranty.
(p)VFN Guarantor Breach.  A breach by VFN Guarantor of any material representation, warranty or covenant set forth in the VFN Repo Guaranty or any other Program Agreement, any “event of default” by VFN Guarantor under the VFN Repo Guaranty, any repudiation of the VFN Repo Guaranty by VFN Guarantor, or if the VFN Repo Guaranty is not enforceable against VFN Guarantor.
Section 7.02No Waiver.  An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent, at the direction of the Required Buyers, in writing.

Section 7.03Due and Payable.  Upon the occurrence of any Event of Default which has not been waived in writing by Administrative Agent, Administrative Agent may (or shall, at the direction of the Required Buyers), by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Administrative Agent and Buyers to enter into Transactions with Seller shall thereupon immediately terminate.  Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Administrative Agent and Buyers to enter into Transactions with Seller shall immediately terminate.  Administrative Agent may (or shall at the direction of the Required Buyers) enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Administrative Agent and Buyers, whether under this Agreement or any other Program Agreement or afforded by applicable law.
Section 7.04Fees.  The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law.  In addition to the Seller’s obligations contained in Section 3 of the Pricing Side Letter, Seller agrees to pay to Administrative Agent reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Administrative Agent’s and Buyers’ rights, powers and remedies under this Agreement and each other Program Agreement.
Section 7.05Default Rate.  Without regard to whether Administrative Agent has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Margin in respect of the Pricing Rate shall be increased, to the extent permitted by law, as set forth in clause (ii) of the definition of “Margin”.
ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS
AND WAIVERS; SEPARATE ACTIONS BY BUYER
Section 8.01Entire Agreement; Amendments.  This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.  This Agreement may not be amended, modified or supplemented except by a writing executed by Seller, Administrative Agent and Required Buyers.
Section 8.02Waivers, Separate Actions by Buyers.  Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Administrative Agent, Buyers and Seller; and Administrative Agent’s or a Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the Program Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Administrative Agent or such Buyer of any such term, condition or other provision or Default or

Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.  An Event of Default hereunder or under any of the Program Agreements shall be deemed to be continuing unless and until waived in writing by Administrative Agent and Buyers.
ARTICLE IX

SUCCESSORS AND ASSIGNS
Section 9.01Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein.  Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Administrative Agent and Buyers.
Section 9.02Participations and Transfers.
(a)A Buyer may in accordance with applicable law at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of such Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) Seller has consented to such sale; provided, however, Seller’s consent shall not be required in the event that (A) such Participant is an Affiliate of such Buyer or (B) an Event of Default has occurred; (ii) each such sale shall represent an interest in a Transaction in a Purchase Price of $1,000,000 or more and (iii) other than with respect to a participating interest consisting of a pro rata interest in all payments due to such Buyer under this Agreement and prior to an Event of Default such Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such sale will not result in Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes.  In the event of any such sale by a Buyer of participating interests to a Participant, such Buyer shall remain a party to the Transaction for all purposes under this Agreement and Seller shall continue to deal solely and directly with such Buyer in connection with its rights and obligations under this Agreement.
(b)A Buyer may in accordance with applicable law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of such Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) Seller has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Seller’s consent shall not be required in the event that (A) such Transferee is an Affiliate of such Buyer or (B) an Event of Default has occurred; (ii) absent an Event of Default, such Buyer shall give at least ten days’ prior notice thereof to Seller; and (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of $1,000,000 or more and (iv) other than with respect to an assignment, pledge, hypothecation or transfer consisting of a pro rata interest in all payments due to such Buyer under this Agreement and prior to an Event of Default such Buyer received an opinion of a nationally recognized tax counsel experienced in such matters that such assignment, pledge, hypothecation or transfer will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes.  In the event of any such assignment, pledge, hypothecation or transfer by a Buyer of its rights under this Agreement and the other Program Agreements, Seller shall continue to deal solely and directly with such Buyer in connection with its rights and obligations under this Agreement.  Administrative Agent  (acting as agent for Seller) shall maintain at its address referred to in Section 11.05 a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof.  The entries in the Register shall be prima facie conclusive and binding, and Seller may treat each Person whose name is recorded in the Register as the owner of the Transactions recorded therein for all purposes of this Agreement.  No assignment shall be effective until it is recorded in the Register.
(c)All actions taken by a Buyer pursuant to this Section 9.02 shall be at the expense of such Buyer.  A Buyer may distribute to any prospective assignee any document or other information delivered to such Buyer by Seller.
Section 9.03Buyer and Participant Register.
(a)Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of a Buyer under this Agreement.  Any assignment or transfer by a Buyer of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 9.02.
(b)Seller or an agent of Seller shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation.  The Transaction Register shall include the names and addresses of Buyers (including all assignees, successors and Participants), and the Purchase Price of the Transactions entered into by Buyers.  Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such Transactions.  If a Buyer sells a participation in any Transaction, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure.
ARTICLE X

AGENT PROVISIONS
Section 10.01Appointment of Administrative Agent.

(a)Each Buyer hereby irrevocably appoints Atlas Securitized Products, L.P., as Administrative Agent hereunder and under the other Program Documents, and each Buyer hereby authorizes Atlas Securitized Products, L.P., in such capacity, to act as its agent in accordance with the terms hereof.  The provisions of this Article X are solely for the benefit of Administrative Agent and Buyers, and Seller shall not have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Buyers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Seller.
(b)The Required Buyers may, to the extent permitted by applicable law, and with the consent of Seller (such consent not to be required if an Event of Default has occurred and is continuing and not to be unreasonably withheld), by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of Seller (such consent not to be required if an Event of Default has occurred and is continuing and not to be unreasonably withheld), appoint a successor Administrative Agent.  If no such successor Administrative Agent shall have been so appointed by the Required Buyers and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Buyers and Seller), then such removal shall nonetheless become effective in accordance with such notice on the date thirty (30) days (or such earlier day as shall be agreed by the Required Buyers and Seller) after the Administrative Agent’s receipt of such notice of removal.
Section 10.02Powers and Duties.  Each Buyer irrevocably authorizes Administrative Agent to take such action on such Buyer’s behalf and to exercise such powers, rights and remedies hereunder and under the other Program Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Program Documents.  Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Administrative Agent shall not have, by reason hereof or any of the other Program Documents, a fiduciary relationship in respect of any Buyer; and nothing herein or any of the other Program Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Program Documents except as expressly set forth herein or therein.
Section 10.03General Immunity.
(a)No Responsibility for Certain Matters.  Except for Administrative Agent’s failure to perform a specifically required task set forth herein (and which failure constitutes gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order), Administrative Agent shall not be responsible for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Program Document or with respect to any other party for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of Buyers or any other party in connection with the Program Documents and the transactions contemplated thereby or for the financial condition or business affairs of Seller or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required

(except as set forth herein or in the Program Documents) to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Program Documents or as to the use of the proceeds of the Transactions or as to the existence or possible existence of any Event of Default or Default.
(b)Exculpatory Provisions.  Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by Administrative Agent under or in connection with any of the Program Documents except to the extent caused by Administrative Agent’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.  Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Program Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Buyers and, upon receipt of such instructions from the Required Buyers, Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Seller), accountants, experts and other professional advisors selected by it; (ii) no Buyer shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Program Documents in accordance with the instructions of the Required Buyers; and (iii) no action taken or omitted by Administrative Agent shall be considered to have resulted from Administrative Agent’s gross negligence, bad faith or willful misconduct if such action or omission was done at the direction of the Required Buyers.
Section 10.04Administrative Agent to Act as Buyer.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Buyer, to the extent it becomes a Buyer hereunder.  To the extent that it becomes a Buyer hereunder, Administrative Agent shall have the same rights and powers as any other Buyer and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Buyer” shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity.  Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Seller or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Seller for services in connection herewith and otherwise without having to account for the same to Buyers.
Section 10.05Buyers’ Representations, Warranties and Acknowledgment.
(a)Each Buyer represents and warrants that it has made its own independent investigation of the financial condition and affairs of Seller in connection with the Transactions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Seller.  Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Buyers or to provide any Buyer with any credit or other information with respect thereto, whether coming into its possession before the making of the Transactions or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Buyers.
(b)Unless otherwise agreed to by Buyers and Seller, each Buyer, by delivering its signature page to this Agreement and entering into Transactions with Seller hereunder shall be deemed to have acknowledged receipt of, and consented to and approved, each Program Document and each other document required to be approved by Administrative Agent or Buyers, as applicable on the Closing Date or such other funding date.  Each Buyer acknowledges that by agreeing to remit its Pro Rata Share of the Purchase Price on any Purchase Date, such Buyer agrees that all conditions precedent to entering into such Transaction have been met on such Purchase Date.
Section 10.06Right to Indemnity.
(a)Each Buyer, pro rata based on its outstanding Purchase Price, severally, but not jointly, shall, and hereby agrees to indemnify Administrative Agent, any Affiliate of the Administrative Agent, and their respective directors, officers, agents and employees (each, an “Indemnitee Agent Party”), and hold such Indemnitee Agent Party harmless to the extent that such Indemnitee Agent Party shall not have been reimbursed by Seller, from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it has resulted from the gross negligence or willful misconduct of such Indemnitee Agent Party) which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Program Documents or otherwise in its capacity as an Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Program Documents, including amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing.  If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Buyer to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Buyer’s pro rata portion of the outstanding Purchase Price thereof; and provided, further, this sentence shall not be deemed to require any Buyer to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
(b)Promptly after receipt by the Indemnitee Agent Party of notice of the commencement of any action regarding which a claim in respect thereof is to be made against Buyers, the Indemnitee Agent Party shall notify Buyers in writing of the commencement thereof, but the omission to so notify will not relieve Buyers from any liability which they may have under this Agreement or from any other liability which they may have, except to the extent that they have been prejudiced in any material respect by the failure by the Indemnitee Agent Party to provide prompt notice.  Upon receipt of notice by Buyers, Buyers will be entitled to participate in the related action, and they may elect by written notice delivered to the Indemnitee Agent Party to assume the defense thereof.  Upon receipt of notice by the Indemnitee Agent Party of the Buyers’ election to assume the defense of such action, Buyers shall not be liable to the Indemnitee Agent Party for legal expenses incurred by such party in connection with the defense thereof unless (i) Buyers shall not have employed counsel to represent the Indemnitee Agent Party within a reasonable time after receipt of notice of commencement of the action, (ii) Buyers have authorized in writing the employment of separate counsel for the Indemnitee Agent Party, or (iii) the Indemnitee Agent Party has previously engaged counsel and reasonable legal expenses are necessary (a) to transfer the file to the Buyers’ designated counsel, or (b) to pursue immediate legal action necessary to preserve the legal rights or defenses of the Indemnitee Agent Party as against a third party claimant, and such legal action must occur prior to said transfer.  Buyers shall not settle any suit or claim without the Indemnitee Agent Party’s written consent unless such settlement solely involves the payment of money by parties other than the Indemnitee Agent Party and includes unconditional release of the Indemnitee Agent Party from all liability on all matters that are the subject of such proceeding or claim.
Section 10.07Successor Administrative Agent.
(a)Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Buyers.  Upon any such notice of resignation, Buyers shall have the right to appoint a successor administrative agent; provided, that the retiring Administrative Agent shall continue to hold the Collateral and all liens and security interest therein for the benefit of Buyers until a successor administrative agent is appointed.
(b)Upon the acceptance of any appointment as Administrative Agent hereunder by a successor administrative agent, that successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor administrative agent all sums and items of Collateral held under the Program Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor administrative agent under the Program Documents, and (ii) execute and deliver to such successor administrative agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor administrative agent of the security interests created under the Program Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X and Section 11.02 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.
(c)Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent hereunder to an Affiliate without written notice to, the Buyers; provided, that Seller and Buyers may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Seller and Buyers of such assignment.  Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Program Documents.
Section 10.08Delegation of Duties.  Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Program Document by or through (i) any one or more of its Affiliates or (ii) any one or more sub agents appointed by Administrative Agent with the prior consent of the Required Buyers.  Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates and their respective officers, partners, directors, trustees, employees and agents.  The exculpatory provisions of this Article X shall apply to any such Affiliate or sub agent and to such other parties as are listed above provided that notwithstanding this Section 10.08, no such delegation relieves the Administrative Agent of its duties or obligations under this Agreement.
Section 10.09Right to Realize on Collateral.  Anything contained in any of the Program Documents to the contrary notwithstanding, Seller, Administrative Agent and each Buyer hereby agree that (i) no Buyer shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Buyers in accordance with the terms hereof and all powers, rights and remedies under the Program Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Buyer may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Buyers (but not any Buyer or Buyers in its or their respective individual capacities unless Buyers shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.
Section 10.10Erroneous Payments.
(a)If the Administrative Agent notifies a Buyer or any Person who has received funds on behalf of a Buyer (any such Buyer or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Buyer or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Buyer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the overnight federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.
(b)Each Buyer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Buyer under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Buyer from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(c)For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Buyer, that all rights and claims of such Buyer with respect to the Repurchase Price or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Repurchase Price”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in the related Repurchase Price in a principal amount equal to the Corresponding Repurchase Price on the Asset Schedule, and (y) upon five business days’ written notice to such Buyer, may sell such Repurchase Price (or portion thereof) in respect of the Corresponding Repurchase Price, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Buyer shall be reduced by the net proceeds of the sale of such Repurchase Price (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Buyer (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Repurchase Price, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Buyer with respect to the Erroneous Payment Return Deficiency. For the avoidance of doubt, no vesting or sale pursuant to the foregoing clause (i) will reduce the Committed Amount of any Buyer and such Committed Amount shall remain available in accordance with the terms of this Agreement.
(d)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Seller, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Seller for the purpose of making such Erroneous Payment.

(e)No Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)Each party’s obligations, agreements and waivers under this Section 10.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Buyer, the termination of the obligations set forth in Section 2.01 with respect to the Committed Amount and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.
ARTICLE XI

MISCELLANEOUS
Section 11.01Survival.  This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.
Section 11.02Indemnification.  Seller shall, and hereby agrees to, indemnify, defend and hold harmless Administrative Agent, each Buyer, any Affiliate of Administrative Agent, any Affiliate of any Buyer and their respective directors, officers, agents and employees from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement or any other Program Agreement or the transactions contemplated hereby or thereby, (ii) Seller’s servicing practices or procedures; (iii) any actual or proposed use by Seller of the proceeds of the Purchase Price, and (iv) any Default, Event of Default or any other breach by Seller of any of the provisions of this Agreement or any other Program Agreement, including amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing.  If and to the extent that any Obligations are unenforceable for any reason, Seller hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law.  Seller’s obligations set forth in this Section 11.02 shall survive any termination of this Agreement and each other Program Agreement and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise.  In addition, Seller shall, upon demand, pay to Administrative Agent and the Buyers all costs and expenses (including the reasonable fees and disbursements of counsel) paid or incurred by Administrative Agent and Buyers in (i) enforcing or defending its rights under or in respect of this Agreement or any other Program Agreement, (ii) collecting the Purchase Price outstanding, (iii) foreclosing or otherwise collecting upon any Repurchase Assets and (iv) and obtaining any legal, accounting or other advice in connection with any of the foregoing.

Section 11.03Nonliability of Buyer.  The parties hereto agree that, notwithstanding any affiliation that may exist between or among Administrative Agent, Seller and Buyers, the relationship between and among Administrative Agent, Seller and Buyers shall be solely that of arms-length participants.  Neither Administrative Agent nor any Buyer shall have any fiduciary responsibilities to Seller.  Seller (i) agrees that neither Administrative Agent nor any Buyer shall have any liability to Seller (whether sounding in tort, contract or otherwise) for losses suffered by Seller in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Administrative Agent and Buyers (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of Administrative Agent or Buyers constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Administrative Agent or any Buyer (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct.  Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, neither Administrative Agent nor any Buyer shall have any liability with respect to, and Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Administrative Agent and Buyers (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Administrative Agent or Buyers, as applicable, constituting willful misconduct or gross negligence.
Section 11.04Governing Law; Submission to Jurisdiction; Waivers.
(a)This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of the Administrative Agent and Buyers hereunder or otherwise are not the subject of any VFN Repo Guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyers.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(b)EACH OF THE PARTIES HERETO AND THE BUYERS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(ii)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(iii)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;
(iv)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(v)WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.
Section 11.05Notices.  Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Seller:

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention:  Pamela Marsh/Josh Smith

Phone Number:  (805) 330-6059/ (818) 746-2877

E-mail: pamela.marsh@pennymac.com; josh.smith@pnmac.com;
mortgage.finance@pnmac.com

with a copy to:

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention:  Jeff Grogin

Phone Number:  (818) 224-7050

E-mail:  jeff.grogin@pnmac.com

If to Administrative Agent:

Atlas Securitized Products, L.P.

230 Park Avenue, Suite 800

New York, NY 10169

Phone Number: (212) 317-4500

Email: AtlasSPGeneralCounsel@Atlas-SP.com

If to Atlas Securitized Products Funding 2, L.P.:

Atlas Securitized Products Funding 2, L.P.

230 Park Avenue, Suite 800

New York, NY 10169

Phone Number: (212) 317-4500

Email: AtlasSPGeneralCounsel@Atlas-SP.com

Section 11.06Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.  In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.07Section Headings.  The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 11.08Counterparts; Electronic and Facsimile Execution.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.  Each party to this Agreement hereby consents to the use of any secure third party electronic signature capture service providers (including, without limitation, DocuSign), as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Section 11.09Periodic Due Diligence Review.  Seller acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to Seller and the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than five (5) Business Days’) prior written notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Administrative Agent or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller.  Seller also shall make available to Buyers and Administrative Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets.  Without limiting the generality of the foregoing, Seller acknowledges that Buyers may enter into a Transaction related to any Purchased Assets from Seller based solely upon the information provided by Seller to Buyers in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent, at its option or upon the request of

Buyers, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets related to a Transaction.  Seller agrees to cooperate with Administrative Agent and Buyers and any third party underwriter in connection with such underwriting, including providing Administrative Agent and Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller.
Section 11.10Hypothecation or Pledge of Repurchase Assets.  Buyers shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude Buyers from engaging in repurchase transactions with all or part of its pro rata portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of its pro rata portion of the Repurchase Assets; provided that prior to an Event of Default, such pledge, repledge, transfer, hypothecation or rehypothecation is treated as a financing or hedging transaction for U.S. federal income tax purposes or a pro rata interest in all payments due to Buyers under this Agreement; provided, further that other than with respect to a pro rata interest in all payments due to Buyers under this Agreement and prior to an Event of Default Buyers receive an opinion of a nationally recognized tax counsel experienced in such matters that such repurchase transaction, pledge, repledge, transfer, hypothecation or rehypothecation will not result in Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes.
Section 11.11Non-Confidentiality of Tax Treatment.
(a)This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyers or Seller, as applicable and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of the Required Buyers or Seller, except for (i) disclosure to Buyers’ or Seller’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyers or any pricing terms (including the Pricing Rate, Purchase Price Percentage, Purchase Price and Commitment Fee and any other fees set forth in any side letter related to this Agreement (if any)) or other nonpublic business or financial information (including any sublimits) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Administrative Agent and Buyers.
(b)Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the GLB Act, and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws.  Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Administrative Agent, Buyers or any Affiliate of Administrative Agent or Buyers which Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information.  Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, Seller will provide evidence reasonably satisfactory to allow Administrative Agent to confirm that the providing party has satisfied its obligations as required under this Section 11.11.  Without limitation, this may include Administrative Agent’s review of audits, summaries of test results, and other equivalent evaluations of Seller.  Seller shall notify Administrative Agent and Buyers immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent, Buyers or any Affiliate of Administrative Agent or Buyers provided directly to Seller by Administrative Agent, Buyers or any Affiliate of Administrative Agent or Buyers.  Seller shall provide such notice to Administrative Agent by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
(c)Set-off.  In addition to any rights and remedies of Administrative Agent and Buyers hereunder and by law, Administrative Agent and Buyers shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Seller or any Affiliate thereof to Administrative Agent, Buyers or any of their Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Administrative Agent, Buyers or any Affiliate thereof to or for the credit or the account of Seller or any Affiliate thereof.  Administrative Agent agrees promptly to notify Seller after any such set off and application made by a Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.
Section 11.12Intent.
(a)The parties recognize that each Transaction is a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b)It is understood that any party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and Section 561 of Title 11 of the United States Code, as amended.
(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(e)This Agreement is intended to be a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code.
(f)It is the intention of the parties that, for U.S. federal income tax purposes and for accounting purposes, each Transaction constitute a financing, and that Seller be (except to the extent that Administrative Agent shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes.  Unless prohibited by applicable law, Administrative Agent, Seller and Buyers shall treat the Transactions as described in the preceding sentence (including on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment).

[Signature Pages Follow]

IN WITNESS WHEREOF, Administrative Agent, Seller and Buyers have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By:
Name:
Title:

Signature Page to 2021-MSRVF1 Master Repurchase Agreement

PFSI ISSUER TRUST – FMSR

PENNYMAC LOAN SERVICES, LLC, as Seller

By:
	Name:	Pamela Marsh
	Title:	Senior Managing Director and Treasurer

Signature Page to 2021-MSRVF1 Master Repurchase Agreement

PFSI ISSUER TRUST – FMSR

ATLAS SECURITIZED PRODUCTS FUNDING 2, L.P., as Buyer

By: Atlas Securitized BKR 2, L.P., its general partner

By: Atlas Securitized FundingCo GP LLC, its general partner

By:
Name:
Title:

Signature Page to 2021-MSRVF1 Master Repurchase Agreement

PFSI ISSUER TRUST – FMSR

SCHEDULE 1

RESPONSIBLE OFFICERS – SELLER

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Responsible Officers for execution of Program Agreements and amendments:

Name	Title	Signature
Pamela Marsh	Senior Managing Director and Treasurer

Responsible Officers for execution of Transaction Notices and day-to-day operational functions:

Name	Title	Signature
Pamela Marsh	Senior Managing Director and Treasurer
Maurice Watkins	Senior Managing Director, Capital Markets
Thomas Rettinger	Senior Managing Director, Portfolio Risk Management
Josh Smith	Authorized Representative
Ryan Huddleston	Authorized Representative
Adeshola Makinde	Authorized Representative
SCHEDULE 2

Schedule 1-1

SCHEDULE 3

ASSET SCHEDULE
Note	Initial Note Balance	Additional Balance(s)	Outstanding VFN Principal Balance	Maximum VFN Principal Balance
PFSI ISSUER TRUST – FMSR, Class A-VF1 Variable Funding Note	$[****]	$[****]	$[****]	$[*************]
Atlas Securitized Products Funding 2, L.P. Pro Rata Share	$[****]	$[****]	$[****]	$[*************]

Schedule 2-1

SCHEDULE 4

ADMINISTRATIVE AGENT’S ACCOUNT

Name of Bank:Citibank, N.A.

ABA Number of Bank:021000089

Name of Account:Atlas Sec Prod Funding 2 LP – Resi

Ref: Residential

Account Number:[********]

Schedule 3-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

Dated: [_________]

Atlas Securitized Products Funding 2, L.P.

230 Park Avenue, Suite 800

New York, NY 10169

Phone Number: (212) 317-4500

Email: AtlasSPGeneralCounsel@Atlas-SP.com

TRANSACTION NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of April 28, 2021 (the “Agreement”), among PennyMac Loan Services, LLC (the “Seller”), the buyers party thereto (“Buyers”) and Atlas Securitized Products, L.P. (“Administrative Agent”).  Each capitalized term used but not defined herein shall have the meaning specified in the Agreement.  This notice is being delivered by Seller pursuant to Section 2.02(a) of the Agreement.

Please be notified that Seller hereby irrevocably requests that the Buyers enter into the following Transaction(s) with Seller as follows:

	VFN	VF1 Repurchase Agreement
Market Value (MSR)	$[________]
Series Invested Amount (Gross)	$[________]
Series Invested Amount (Net)	$[________]
Maximum VFN Principal Balance	$[________]	$[________]
Current Note Balance / Purchase Price requested	$[________]	$[________]
Additional Note Balance / Additional Purchase Price	$[________]	$[________]
New Note Balance Repurchase Price	$[________]	$ [________]
Effective Advance Rate	[________]% VFN/Series Invested Amount (Net)	[________]% VFN Repo/Series Invested Amount (Gross)

Exhibit A-1

Seller requests that the proceeds of the Purchase Price be deposited in Seller’s account at _______, ABA Number _______, account number ____, References:  _____, Attn:  _______.

Seller hereby represents and warrants that each of the representations and warranties made by Seller in each of the Program Agreements to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.  Attached hereto is a true and complete updated copy of the Asset Schedule.

Exhibit A-2

PENNYMAC LOAN SERVICES, LLC, as Seller

By:

Exhibit A-3

Asset Schedule

Note	Initial Note Balance	Additional Balance(s)	Outstanding VFN Principal Balance	Maximum VFN Principal Balance
PFSI ISSUER TRUST – FMSR, Class A-VF1 Variable Funding Note	$[________]	$[________]	$[________]	$[________]

Exhibit A-4

EXHIBIT B

EXISTING INDEBTEDNESS

[See Attached]

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EXHIBIT B

SERIES 2021-MSRVF1 PRICING SIDE LETTER

Atlas Securitized Products, L.P.

230 Park Avenue, Suite 800

New York, NY 10169

April 28, 2021

PennyMac Loan Services, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh

Phone Number: (805) 330-6059

Email: pamela.marsh@pennymac.com

Private National Mortgage Acceptance Company, LLC, as VFN Guarantor

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh

Phone Number: (805) 330-6059

Email: pamela.marsh@pennymac.com

Re: Pricing Side Letter

Ladies and Gentlemen:

Reference is hereby made to, and this side letter (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”) is hereby incorporated by reference into, the Master Repurchase Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Atlas Securitized Products, L.P., as administrative agent (the “Administrative Agent”), the buyers from time to time party thereto (collectively, the “Buyers”) and PennyMac Loan Services, LLC, as seller (the “Seller”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Repurchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Definitions. The following terms shall have the meanings set forth below.
1.1“Additional Term Note Offering” means the issuance of at least $200,000,000 in Term Notes on or after the date hereof to third party investors in accordance with the Base Indenture.
1.2“Adjusted Tangible Net Worth” means, for any Person, Net Worth of such Person plus Subordinated Debt (provided that Subordinated Debt shall not be taken into account to the extent that it would cause Adjusted Tangible Net Worth to be comprised of greater than 25% Subordinated Debt), minus (a) intangibles; (b) goodwill and (c) receivables from Affiliates; provided, however, that any investment vehicle that is under the management of PNMAC Capital Management LLC and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed an “Affiliate” for the purposes of this definition (other than any portion of such assets that has a corresponding offsetting current liability).
1.3“Asset Value” means, with respect to the Note and each Additional Balance, the applicable Purchase Price Percentage multiplied by the Market Value of such Note; provided, however, in no event shall the Asset Value exceed the product of (i) 70% and (ii) the difference between (A) the Collateral Value (assuming the Stop-Loss Cap is $0) and (B) the aggregate Term Note Series Invested Amount.
1.4“Commitment Fee” means, with respect to each Buyer, as set forth in the applicable Side Letter Agreement.
1.5“Committed Amount” means, with respect to each Buyer, the lesser of (a) the Funding 2 Committed Amount or (b) such Buyer’s Committed Amount, in each case, as may be modified from time to time in accordance with the terms set forth in the applicable Side Letter Agreement. If a Buyer’s Committed Amount is modified (a “Commitment Modification”), each other Buyer’s Committed Amount shall be adjusted by a corresponding amount to maintain equal Pro Rata Shares between the Buyers at all times, and each Buyer’s Committed Amount shall subsequently adjust in equal Pro Rata Shares to the extent permitted under the terms of the applicable Side Letter Agreement; provided, however, that the aggregate Committed Amount for all Buyers shall not exceed $200,000,000 nor shall the individual Committed Amount for any Buyer exceed $200,000,000, at any time. For the avoidance of doubt, the provisions of Section 2.02(b) of the Repurchase Agreement shall govern in the event that there is a Defaulting Buyer, subject to the terms provided under the Non-Defaulting Buyer’s Side Letter Agreement.
1.6“Margin” means, with respect to the Note, (i) [****]% per annum or (ii) upon the occurrence of an Additional Term Note Offering, the related “Margin” in effect for the Term Notes subject to such Additional Term Note Offering plus [****]%; provided, however, any Margin calculated pursuant to clause (ii) hereof shall not be less than [****]% or greater than [****]%.
1.7“Maximum Purchase Price” means, with respect to each Buyer the lesser of (a) the Funding 2 Maximum Purchase Price or (b) any other Buyer’s Maximum Purchase Price, in each case, as may be modified from time to time in accordance with the terms set forth in the applicable Side Letter Agreement. If a Buyer’s Maximum Purchase Price is modified (a “Maximum Purchase Price Modification”), each other Buyer’s Maximum Purchase Price shall be adjusted by a corresponding amount to maintain equal Pro Rata Shares between the Buyers at all times, and each Buyer’s Maximum Purchase Price shall subsequently adjust in equal Pro Rata Shares to the extent permitted under the terms of the applicable Side Letter Agreement; provided, however, that the aggregate Maximum Purchase Price for all Buyers shall not exceed $3,000,000,000 nor shall the individual Maximum Purchase Price for any Buyer exceed $3,000,000,000 at any time. For the avoidance of doubt, the provisions of Section 2.02(b) of the

Repurchase Agreement shall govern in the event that there is a Defaulting Buyer, subject to the terms provided under any Non-Defaulting Buyer’s Side Letter Agreement.
1.8“Non-Recourse Debt” shall mean Indebtedness payable solely from the assets sold or pledged to secure such Indebtedness and under which Indebtedness no party has recourse to Seller, VFN Guarantor or any of their Affiliates if such assets are inadequate or unavailable to pay off such Indebtedness, and neither Seller, VFN Guarantor nor any of their Affiliates effectively has any obligation to directly or indirectly pay any such deficiency.
1.9“Officer’s Compliance Certificate” means the certificate attached hereto as Exhibit A.
1.10“Purchase Price Percentage” means 90% with respect to the Note.
1.11“Side Letter Agreement” means, (i) with respect to Funding 2, the Side Letter Agreement, dated as of April 28, 2021, among Seller, Funding 2 and the Administrative Agent, and (ii) with respect to any other Buyer, the side letter agreement among Seller, such Buyer and the Administrative Agent.
1.12“Subordinated Debt” means, Indebtedness of Seller which is (i) unsecured, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Administrative Agent and Buyers on terms and conditions approved in writing by Administrative Agent and all other terms and conditions of which are satisfactory in form and substance to Administrative Agent.
1.13“Termination Date” means the earliest of (a) June 26, 2026; (b) the Obligations having become immediately due and payable pursuant to Section 7.03 of the Repurchase Agreement; (c) upon termination of the Indenture and (d) at Buyers’ or Seller’s option pursuant to Section 2.15 of the Repurchase Agreement. The parties hereto will use their best efforts to agree to renewal terms to the Agreement and extend clause (a) of this definition no later than March 2025.
Section 2.Financial Covenants. Seller shall at all times comply with any and all financial covenants and/or financial ratios set forth below:
2.1Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of at least equal to $1,250,000,000.
2.2Indebtedness to Adjusted Tangible Net Worth Ratio. Seller’s ratio of Indebtedness (excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 10:1.

2.3Maintenance of Liquidity. The Seller shall ensure that, at all times, it has cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $100,000,000.
2.4Additional Warehouse Line. The Seller shall maintain one or more additional warehouse or repurchase facilities in order to finance mortgage loans in an aggregate amount at least equal to 55% of the Maximum Purchase Price.
Section 3.Payment of Fees in Connection with the Pricing Side Letter. Seller agrees to pay as and when billed by the Buyers all of the reasonable fees, disbursements and expenses of counsel to the Buyers in connection with the development, preparation and execution of this Pricing Side Letter or any other documents prepared in connection herewith in accordance with Section 5 of the Repurchase Agreement and receipt of payment thereof shall be a condition precedent to the Buyers entering into any Transaction pursuant hereto.
Section 4.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 5.Governing Law. THIS PRICING SIDE LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS PRICING SIDE LETTER, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 6.Counterparts; Electronic and Facsimile Execution. This Pricing Side Letter may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Pricing Side Letter or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Delivery of an executed counterpart of a signature page to this Pricing Side Letter by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Pricing Side Letter. Each party to this Pricing Side Letter hereby consents to the use of any secure third party electronic signature capture service providers (including, without limitation, DocuSign), as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Section 7.Amendments. None of the terms or provisions of this Pricing Side Letter may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, Seller and Buyers.
Section 8.Conflict of Terms. If there is any inconsistency between the terms of this Pricing Side Letter and those in the Repurchase Agreement, the terms of this Pricing Side Letter will prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Pricing Side Letter to be duly executed as of the date first above written.

ATLAS SECURITIZED PRODUCTS FUNDING 2, L.P., as a Buyer

By: Atlas Securitized BKR 2, L.P., its general partner

By: Atlas Securitized FundingCo GP LLC, its general partner

By:
Name:
Title:

Signature Page to Series 2021-MSRVF1 Pricing Side Letter

PFSI ISSUER TRUST – FSMR

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By:
Name:
Title:

Signature Page to Series 2021-MSRVF1 Pricing Side Letter

PFSI ISSUER TRUST – FSMR

PENNYMAC LOAN SERVICES, LLC, as Seller

By:
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

Signature Page to Series 2021-MSRVF1 Pricing Side Letter

PFSI ISSUER TRUST – FSMR

EXHIBIT A

OFFICER’S COMPLIANCE CERTIFICATE

I,                           , do hereby certify that I am the duly authorized [CFO/TREASURER/FINANCIAL OFFICER] of PennyMac Loan Services, LLC (“PLS”). This Certificate is delivered to you in connection with Section 6.24(b) of the Master Repurchase Agreement, dated of as of April 28, 2021, among Atlas Securitized Products, L.P., the buyers from time to time party thereto and PLS (as amended from time to time, the “FNMA MSR VFN Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings given to them in the FNMA MSR VFN Repurchase Agreement. I hereby certify that, unless otherwise disclosed, as of the date of the financial statements attached hereto and as of the date hereof, PLS is and has been in compliance with all the terms of the FNMA MSR VFN Repurchase Agreement and, without limiting the generality of the foregoing, I certify that:

1.	Adjusted Tangible Net Worth. PLS has maintained an Adjusted Tangible Net Worth of at least equal to $1,250,000,000. A detailed summary of the calculation of PLS’s actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.
2.	Indebtedness to Adjusted Tangible Net Worth Ratio. PLS’s ratio of Indebtedness (excluding Non-Recourse Debt, including any securitization debt and any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth has not exceeded 10:1. A calculation of PLS’s actual Indebtedness (excluding Non-Recourse Debt, including any securitization debt and any intercompany debt eliminated in consolidation) to Adjust Tangible Net Worth is provided in Schedule 1 hereto.
3.	Maintenance of Profitability. For purposes of entering into new Transactions, PLS has maintained profitability of at least $1.00 in Net Income for at least one of the two prior Test Periods.
4.	Maintenance of Liquidity. PLS shall ensure that, at all times, it has cash (other than Restricted Cash) and Cash Equivalents in an amount not less than $100,000,000.
5.	Additional Warehouse Line. PLS has maintained one or more additional warehouse or repurchase facilities in order to finance mortgage loans in an aggregate amount at least equal to the Maximum Combined Purchase Price.
6.	Insurance. PLS or Guarantor have continued to maintain, for PLS, Servicer and their Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $1,400,000 or in amounts acceptable to the Agencies, as applicable. PLS or Guarantor have maintained, for PLS, Servicer and their Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets, Servicing Rights and Collateral. PLS or Guarantor shall notify Administrative Agent of any material change in the terms of any such Fidelity Insurance.

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7.	Financial Statements. The financial statements attached in the lender certification package are accurate and complete, accurately reflect the financial condition of PLS and Guarantor, and do not omit any material fact as of the date(s) thereof.
8.	Documentation. PLS has performed the documentation procedures required by its operational guidelines with respect to the cumulative Asset Schedule under the FNMA MSR VFN Repurchase Agreement.
9.	Compliance. PLS has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, unless otherwise disclosed, contained in the FNMA MSR VFN Repurchase Agreement and the other Program Agreements to be observed, performed and satisfied by it.
10.	Regulatory Action. PLS is not currently under investigation or, to best of PLS’s knowledge, no investigation by any federal, state or local government agency is threatened, other than matters previously disclosed. PLS has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact PLS’s business.
11.	No Default. No Default or Event of Default has occurred or is continuing.
12.	Distributions. PLS has not paid any dividends greater than Net Income in any given calendar year.
13.	Indebtedness. All Indebtedness (other than Indebtedness evidenced by the FNMA MSR VFN Repurchase Agreement) of PLS existing on the date hereof is listed in the lender certification package hereto.
14.	Originations. Attached hereto in the lender certification package is a true and correct summary of all Mortgage Loans originated by PLS for the calendar month ending [_], 20[_] and for the year to date ending [_], 20[_].
15.	Hedging. Attached hereto in the lender certification package is a true and correct summary of all Interest Rate Protection Agreements entered into or maintained by PLS during the calendar month ending on [_], 20[_].
16.	Repurchases and Early Payment Default Requests. Attached hereto in the lender certification package is a true and correct summary of the portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and Mortgage Loans subject to other warehouse lines in excess of 60 days summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.
17.	Quality Control. Attached hereto in the lender certification package is a true and correct copy of the internal quality control maintained by PLS.

18.	Secondary Market Sales. Attached hereto in the lender certification package is a true and correct summary of all the Mortgage Loans sold by PLS during the calendar month ending [_], 20[_].
19.	Geographic Production Breakdown. Attached hereto in the lender certification package is a true and correct summary of all the geographic locations of the Mortgage Loans originated by PLS during the calendar month ending [_], 20[_].
20.	MSR Valuation Reports. A detailed summary of (i) the monthly PLS’s fair value percentage of the MSR or MSR Value and (ii) the monthly third party valuation agent’s Market Value Percentage of MSRs or MSR Value, as applicable, is provided in the lender certification package hereto.
21.	Litigation Summary. Attached hereto in the lender certification package is a true and correct summary of all material actions, notices, proceedings and investigations exceeding five percent (5%) of the Seller’s Net Worth individually or in the aggregate pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or tribunal as of the calendar month ending [_], 20[_].

IN WITNESS WHEREOF, I have set my hand this   day of   , 20 .

PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

Acknowledged and Agreed:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:
Name:
Title:

EXHIBIT C

SERIES 2021-MSRVF1 SIDE LETTER AGREEMENT

Atlas Securitized Products Funding 2, L.P.

230 Park Avenue, Suite 800

New York, NY 10169

April 28, 2021

PennyMac Loan Services, LLC

3043 Townsgate Road, Suite 200

Westlake Village, CA 91361

Attention: Pamela Marsh/Josh Smith

Phone Number: (805) 330-6059 / (818) 224-7078

Email: pamela.marsh@pennymac.com; josh.smith@pennymac.com

Re: Side Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to, and this side letter (as amended, restated, supplemented or otherwise modified from time to time, the “Side Letter Agreement”) is hereby incorporated by reference into, the Master Repurchase Agreement, dated as of April 28, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-MSRVF1 Repurchase Agreement”), among Atlas Securitized Products, L.P. (“ASP”), as administrative agent (the “Administrative Agent”), Atlas Securitized Products Funding 2, L.P. (“Funding 2”), as a buyer (a “Buyer” and together with the other buyers from time to time a party thereto, the “Buyers”), PennyMac Loan Services, LLC, as seller (the “Seller”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Series 2021-MSRVF1 Repurchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 9.Definitions.  The following terms shall have the meanings set forth below.
9.1“Commitment Fee” means an amount payable by Seller to Funding 2 applicable to the Maximum Combined Committed Purchase Price hereunder, as may be determined from time to time in a written confirmation signed by the parties hereto.
9.2“Funding 2 Committed Amount” means an amount equal to (A) the Maximum Combined Committed Purchase Price minus (B) the aggregate outstanding purchase price under the GMSR Series 2016-MSRVF1 Repurchase Agreement and the aggregate outstanding purchase price under the GMSR Series 2020-SPIADVF1 Repurchase Agreement.
9.3“Funding 2 Maximum Purchase Price” means, with respect to Funding 2, an amount agreed to by Funding 2 that, when added to an amount equal to (x) the aggregate outstanding purchase price under the Mortgage Loan Repurchase Agreement, (y) the MSR VFN Utilized Purchase Price and (z) the SPIA VFN Utilized Purchase Price would not exceed the Maximum Combined Purchase Price.

For purposes of this definition, the terms “Maximum Combined Purchase Price,” “Maximum Combined Committed Purchase Price,” “MSR VFN Utilized Purchase Price” and “SPIA VFN Utilized Purchase Price” shall have the meaning assigned to such terms in the MLRA Pricing Side Letter.

9.4“Maximum Combined Committed Purchase Price” means $200,000,000.
9.5“MLRA Pricing Side Letter” means that certain Third Amended and Restated Pricing Side Letter, dated as of September 9, 2020, by and among Funding 2, as a buyer, Atlas Securitized Products Investments 3, L.P., as a buyer, Atlas Securitized Products Funding 2, as a buyer, ASP, as administrative agent and a buyer, Seller, and Private National Mortgage Acceptance Company, LLC (“PNMAC”), as guarantor, as amended by the Omnibus Assignment, Assumption and Amendment, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time.
9.6“Mortgage Loan Repurchase Agreement” means that certain Fourth Amended and Restated Master Repurchase Agreement, dated as of September 9, 2020, by and among ASP, as administrative agent and a buyer, Funding 2, as a committed buyer, Atlas Securitized Products Investments 3, L.P., as a buyer, Atlas Securitized Products Funding 2, as a buyer, Seller, and PNMAC, as guarantor, as amended by the Omnibus Assignment, Assumption and Amendment, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time.
9.1“Non-Utilization Amount” means, for any calendar month, the positive amount, if any, equal to the difference between (i) the Maximum Combined Committed Purchase Price and (ii) the average daily outstanding Purchase Price over such calendar month.
9.2“Non-Utilization Fee” means, for so long as the GMSR Series 2016-MSRVF1 Repurchase Agreement or the GMSR Series 2020-SPIADVF1 Repurchase Agreement are outstanding, the fee set forth in such agreement, and to the extent either agreement is no longer outstanding, the fee payable on each Price Differential Payment Date, equal to the product of (a) [****]% per annum and (b) the Non-utilization Amount for the calendar month immediately preceding such Price Differential Period.
9.3“Other Financing Agreements” means each of the agreements listed on Schedule 1 hereto, which may be updated from time to time in a written confirmation signed by the parties to this Agreement and any or all of the “Program Agreements,” “Facility Documents” or any similar term as defined in each Other Financing Agreement and each other agreement and document executed in connection therewith.
Section 10.Payment of Amounts upon an Event of Default.  Seller hereby delivers an irrevocable instruction to the buyer or lender under any Financing Document that upon receipt of notice of an Event of Default under the Series 2021-MSRVF1 Repurchase Agreement, the buyer or lender thereunder is authorized and instructed to remit to Administrative Agent directly any amounts otherwise payable to Seller and to deliver to Administrative Agent, for the benefit of Funding 2, as Buyer, all collateral otherwise deliverable to Seller.  In furtherance of the foregoing, upon repayment of the outstanding purchase price or loan amount under any Other Financing Agreements and termination of all obligations of the Seller thereunder or other termination of the Financing Documents following repayment of all obligations thereunder, the related buyer or lender under any Financing Document is hereby instructed to deliver to Administrative Agent, for the benefit of Funding 2, as Buyer, any collateral (as such term may be defined under the Financing Documents) then in its possession or control.
Section 11.Subordination of Security Interest.
(a)Seller hereby agrees to deliver, effective upon the closing date of any Other Financing Agreement, an irrevocable instruction to the buyer or lender under any Other Financing Agreement that upon receipt of notice of an Event of Default under the Repurchase Agreement, the buyer or lender under such Other Financing Agreement is authorized and instructed to (i) remit to Buyer hereunder (or its successors or assigns) directly any amounts otherwise payable to Seller and (ii) deliver to Buyer (or its successors or assigns) all collateral otherwise deliverable to Seller, to the extent all obligations then due and owing under such Other Financing Agreement have been paid in full.  In furtherance of the foregoing, upon repayment of the outstanding purchase price or loan amount under any Other Financing Agreement and termination of all obligations of the Seller thereunder or other termination of the related Other Financing Agreements following repayment of all obligations thereunder, the related buyer or lender under any Other Financing Agreement is hereby instructed to deliver to Buyer (or its successors or assigns) hereunder any collateral (as such term may be defined under the related Other Financing Agreements) then in its possession or control.
(b)Seller makes a subordinate pledge to the buyers or lenders under the Other Financing Agreements as security for the performance by Seller of its obligations thereunder and hereby grants, assigns and pledges to the buyers or lenders thereunder a subordinate security interest in all of Seller’s right, title and interest in, to and under the Primary Repurchase Assets (collectively, the “Subordinated Pledge Assets”). Seller hereby delivers an irrevocable instruction to Buyer that upon its receipt of notice of an “Event of Default” from the buyer or lender under any Other Financing Agreement, Buyer is authorized and instructed to (i) remit to such buyer or lender directly any amounts otherwise payable to Seller under this Agreement and (ii) deliver to such buyer or lender all Subordinated Pledge Assets otherwise deliverable to Seller, to the extent all obligations then due and owing under this Agreement have been paid in full.  In furtherance of the foregoing, upon repayment of the outstanding Repurchase Price and termination of all Obligations or other termination of the Program Agreements following repayment of all obligations thereunder, Buyer shall deliver to the buyer or lender under any Other Financing Agreement with respect to which the related purchase price or loan amount remains outstanding any Subordinated Pledge Assets then in Buyer’s possession or under its control. The subordinate pledge set forth in this clause (b) shall automatically terminate with respect to an Other Financing Agreement if the

Buyer or the other buyer or lender thereunder is no longer ASP, Funding 2, or any Affiliates thereof. Buyer and Administrative Agent agree to hold each of the Subordinated Pledge Assets on behalf of Buyer and each buyer under any Other Financing Agreement.
Section 12.Payment of Fees in Connection with the Side Letter Agreement.  Seller agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of this Side Letter Agreement or any other documents prepared in connection herewith in accordance with Section 5 of the Series 2021-MSRVF1 Repurchase Agreement and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.
Section 13.Payment of Fees.  The Seller shall pay to Funding 2 the Non-Utilization Fee, if any, on each applicable Price Differential Payment Date. The Sellers shall pay Funding 2 the Commitment Fee as set forth in the written confirmation related to such Commitment Fee. As of June 28, 2024, no Commitment Fee shall be owed pursuant to this Side Letter Agreement.
Section 14.Indemnity under Program Agreements.  The Seller agrees that the Administrative Agent shall be considered an “Indemnified Party” for all purposes under Section 10.4 of the Base Indenture. The Seller further agrees to indemnify and hold harmless the Administrative Agent as an “indemnified party” under any Note Purchase Agreement related to any Series of Term Notes, whether now Outstanding or hereinafter issued by the Issuer.
Section 15.Additional MRA Conditions.
15.1The definition of “Obligations” set forth in the Repurchase Agreement shall also include a clause (e), including “all of Seller’s obligations under the Other Financing Agreements.”
15.2Section 2.07(a) of the Repurchase Agreement shall include an additional clause sixth and the existing clause sixth shall be deemed clause seventh, and the additional clause sixth shall read:

“sixth, to the extent there is a default or an event of default under any Other Financing Agreement, to the payment of any and all amounts owed to the buyers (or their successors or assigns) under all Other Financing Agreements; and”

15.3Section 2.07(b) of the Repurchase Agreement shall include an additional clause fifth and the existing clause fifth shall be deemed clause sixth, and the additional clause fifth shall read:

“fifth, to the payment of any and all amounts owed to the buyers (or their successors or assigns) under all Other Financing Agreements; and”

15.4The security interest granted in Section 4.02 shall also include an additional clause (v) and the existing clause (v) shall be deemed clause (vi), and the additional clause (v) shall read:

“(v) (a) Seller’s rights under any Other Financing Agreements including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, (b) any “Repurchase Assets” as such term is defined in any Other Financing Agreements that are otherwise deliverable to Seller under any such Other Financing Agreement, to the extent all obligations then due and owing under such Other Financing Agreement have been paid in full and (c) all collateral however defined or described under any Other Financing Agreement to the extent not otherwise included under the definition of Repurchase Assets therein, in all instances, whether now owned or hereafter acquired, now existing or hereafter created; and”

15.5In addition to the conditions precedent set forth in Section 5.02 of the Series 2021-MSRVF1 Repurchase Agreement, each Transaction shall be subject to the condition that Seller maintain $200,000,000 in cash (other than Restricted Cash) and Cash Equivalents; provided, that such requirement may be satisfied by including in “cash” any available borrowing capacity under any repurchase agreement between Funding 2 (or an affiliate) and Seller that relates to mortgage servicing rights, servicing advances and any warehouse facility with respect to residential mortgage loans.
Section 16.Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 17.Governing Law.  THIS SIDE LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS SIDE LETTER AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 18.Counterparts.  This Side Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Side Letter Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  Delivery of an executed counterpart of a signature page to this Side Letter Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Side Letter Agreement.  Each party to this Side Letter Agreement hereby consents to the use of any secure third party electronic signature capture service providers (including, without limitation, DocuSign), as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
Section 19.Amendments.  None of the terms or provisions of this Side Letter Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, Seller and Buyer.
Section 20.Conflict of Terms.  If there is any inconsistency between the terms of this Side Letter Agreement, the Pricing Side Letter and those in the Series 2021-MSRVF1 Repurchase Agreement, the terms of this Side Letter Agreement will prevail.

IN WITNESS WHEREOF, the undersigned have caused this Side Letter Agreement to be duly executed as of the date first above written.

ATLAS SECURITIZED PRODUCTS FUNDING 2, L.P., as Buyer

By: Atlas Securitized BKR 2, L.P., its general partner

By: Atlas Securitized FundingCo GP LLC, its general partner

By:
Name:
Title:

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By:
Name:
Title:

Signature Page to CS Side Letter Agreement to PLS FMSR 2021-MSRVF1 Repurchase Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

Signature Page to CS Side Letter Agreement to PLS FMSR 2021-MSRVF1 Repurchase Agreement

SCHEDULE 1

OTHER FINANCING AGREEMENTS

Fourth Amended and Restated Master Repurchase Agreement, dated as of September 9, 2020 (as amended by the Omnibus Assignment, Assumption and Amendment, dated as of March 16, 2023, and as may be further amended, restated supplemented or otherwise modified from time to time, the “Mortgage Loan Repurchase Agreement”), by and among Atlas Securitized Products, L.P., as administrative agent and a buyer, Atlas Securitized Products Funding 2, L.P., as a committed buyer, Atlas Securitized Products Investments 3, L.P., as a buyer, Atlas Securitized Products Funding 2, as a buyer, PennyMac Loan Services, LLC, as seller, and Private National Mortgage Acceptance Company, LLC, as guarantor.

Amended and Restated Master Repurchase Agreement, dated as of July 30, 2021 (as amended by Amendment No. 1, dated as of June 8, 2022, Amendment No. 2, dated as of February 7, 2023, Amendment No. 3, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “GMSR Series 2016-MSRVF1 Repurchase Agreement”), by and among Atlas Securitized Products, L.P., as administrative agent, PennyMac Loan Services, LLC, as seller, and Atlas Securitized Products Funding 2, L.P., as a buyer.

Amended and Restated Master Repurchase Agreement, dated as of July 30, 2021 (as amended by Amendment No. 1, dated as of June 8, 2022, Amendment No. 2, dated as of June 9, 2022, Amendment No. 3, dated as of February 7, 2023, Amendment No. 4, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “GMSR Series 2020-SPIADVF1 Repurchase Agreement”), by and among Atlas Securitized Products, L.P., as administrative agent, PennyMac Loan Services, LLC, as seller, and Atlas Securitized Products Funding 2, L.P., as a buyer.